Exhibit 4.1

SCIENTIFIC GAMES INTERNATIONAL, INC.

as Issuer

and

SCIENTIFIC GAMES CORPORATION

as a Guarantor

and

THE SUBSIDIARY GUARANTORS PARTY HERETO

as additional Guarantors

and

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

as Trustee

9.250% Senior Subordinated Notes due 2019

INDENTURE

Dated as of May 21, 2009

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310(a)	(1)	7.10
(a)	(2)	7.10
(a)	(3)	N.A.
(a)	(4)	N.A.
(a)	(5)	7.08; 7.10
(b)		7.08; 7.10; 13.02
(c)		N.A.
311(a)		7.11
(b)		7.11
(c)		N.A.
312(a)		2.05
(b)		13.03
(c)		13.03
313(a)		7.06
(b)	(1)	N.A.
(b)	(2)	7.06
(c)		7.06; 13.02
(d)		7.06
314(a)		4.08; 4.10; 13.02
(b)		N.A.
(c)	(1)	7.02; 13.04
(c)	(2)	7.02; 13.04
(c)	(3)	N.A.
(d)		N.A.
(e)		13.05
(f)		N.A.
315(a)		7.01(b)
(b)		7.05; 13.02
(c)		7.01(a)
(d)		7.01(c)
(e)		6.11
316(a)	(last sentence)	2.09
(a)	(1)(A)	6.05
(a)	(1)(B)	6.04
(a)	(2)	N.A.
(b)		6.07
(c)		9.04
317(a)	(1)	6.08
(a)	(2)	6.09
(b)		2.04
318(a)		13.01
(c)		13.01

N.A. means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

v

APPENDIX A	Provisions Relating to Initial Securities, Additional Securities, and Exchange Securities	A-1
EXHIBIT 1	Form of Initial Security	B-1
EXHIBIT 2	Form of Exchange Security	C-1

Note:  This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE, dated as of May 21, 2009, among Scientific Games International, Inc., a Delaware corporation (the “Issuer”), Scientific Games Corporation, a Delaware corporation (the “Company”), as a Guarantor, the additional Guarantors from time to time party hereto and The Bank of Nova Scotia Trust Company of New York, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer’s Initial Securities and Exchange Securities (each as defined in Appendix A hereto, and collectively, the “Securities”).

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01.  Definitions.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or is assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.15 and 4.04, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement.

“Affiliate” means, with respect to any Person, any Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; provided, however, that with respect to the Company the term Affiliate shall not include the Company or any Subsidiary of the Company so long as no Affiliate of the Company has any direct or indirect interest therein, except through the Company or its Subsidiaries. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” has the meaning set forth in Section 4.12.

“Agent” means the Registrar or any Paying Agent.

“Asset Acquisition” means

(a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person becomes a Restricted

Subsidiary of the Company or any Restricted Subsidiary of the Company, or is merged with or into the Company or any Restricted Subsidiary of the Company; or

(b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries, including any Sale and Leaseback Transaction that does not give rise to a Capitalized Lease Obligation, to any Person other than the Company or a Restricted Subsidiary of the Company of

(a) any Capital Stock of any Restricted Subsidiary of the Company; or

(b) any other property or assets, other than cash or Cash Equivalents, of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that Asset Sales will not include

(1) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration, exclusive of indemnities, of less than $5.0 million;

(2) the sale of accounts receivable;

(3) the sale, lease, conveyance, disposition or other transfer of assets in the ordinary course of business;

(4) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries or any Guarantor as permitted under Section 5.01;

(5) sales, transfers or other dispositions of assets resulting from the creation, incurrence or assumption of (but not any foreclosure with respect to) any Lien not prohibited by Section 4.14;

(6) sales, transfers or other dispositions of assets in a transaction constituting a Permitted Investment or a Restricted Payment permitted by Section 4.03; and

(7) the grant of licenses to third parties in respect of intellectual property in the ordinary course of business of the Company or any of its Restricted Subsidiaries.

“Attributable Debt” in respect of a Sale and Leaseback Transaction consummated subsequent to the Issue Date means, at the time of determination, the present value, discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP, of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors of such Person (or in the case of a limited liability company, the managing member or members of any controlling committee or the managing members or board of directors thereof, or in the case of a partnership, the board of directors of the general partner of the partnership) or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in The City of New York or the city in which the Corporate Trust Office is located are required or authorized by law or other governmental action to be closed.

“Capital Stock” means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated, of corporate stock, including each class of common stock and Preferred Stock of such Person and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such other Person.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1) any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company or the Issuer to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) (whether or not otherwise in compliance with the provisions of this Indenture);

(2) the approval by the holders of Capital Stock of the Company or the Issuer of any plan for the liquidation or dissolution of the Company or the Issuer, respectively (whether or not otherwise in compliance with the provisions of this Indenture);

(3) any Person or Group shall become the owner, directly or indirectly, beneficially, of shares representing more than 50% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company entitled under ordinary circumstances to elect a majority of the directors of the Company; or

(4) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors at the beginning of such period (other than individuals designated to serve from time to time on the Board of Directors of the Company pursuant to the Stockholders’ Agreement, dated as of September 6, 2000, as amended or supplemented as of the Issue Date, among the Company and certain of its stockholders), and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election as a member of the Board of Directors was previously so approved;

provided, however, that Change of Control will not include the sale, lease, exchange or other transfer of all or substantially all of the assets of the Issuer to the Company or any other Guarantor.

“Change of Control Offer” has the meaning set forth in Section 4.15(c).

“Change of Control Payment Date” has the meaning set forth in Section 4.15(c).

“Commission” means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of

(1) Consolidated Net Income;

(2) to the extent Consolidated Net Income has been reduced thereby, all losses from Asset Sales or abandonments or reserves relating thereto, all items classified as extraordinary losses and all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses);

(3) Consolidated Interest Expense;

(4) Consolidated Non-Cash Charges;

(5) the amount of any restructuring charge deducted in such period in computing Consolidated Net Income; provided that the aggregate amount of all such amounts added pursuant to this clause (5) shall not exceed $15.0 million in any fiscal year; and

(6) the amount of any net loss (and less the amount of any net gain) resulting from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the most recent four full fiscal quarters (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) for which internal financial statements are available to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” will be calculated after giving effect on a pro forma basis for the period of such calculation to

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment or retirement of other Indebtedness (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities), as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”,

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of

(1) Consolidated Interest Expense; plus

(2) the product of

(x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times; and

(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication,

(1) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, capitalized interest, and imputed interest with respect to Attributable Debt (but excluding (a) the write-off of deferred financing costs and (b) the amortization of deferred financing charges), for such period determined on a consolidated basis in accordance with GAAP; and

(2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom

(a) after tax gains or losses from Asset Sales (without regard to the $5.0 million threshold in clause (1) of the definition of Asset Sales) or abandonments or reserves relating thereto;

(b) items classified as extraordinary gains or losses, and the related tax effects according to GAAP;

(c) the net income (or loss) of any Person acquired in a pooling of interests (including any common control acquisition) accrued prior to the date it becomes a Subsidiary of such first Person or is merged or consolidated with it or any Subsidiary;

(d) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise;

(e) the net loss of any Person, other than a Restricted Subsidiary of the Company;

(f) the net income of any Person, other than a Restricted Subsidiary, in which such Person has an interest, except to the extent of cash dividends or distributions paid to such Person or a Restricted Subsidiary of such Person;

(g) gains from retirement of debt;

(h) amounts attributable to dividends paid in respect of Qualified Capital Stock to the extent such dividends are paid in shares of Qualified Capital Stock;

(i) any increase in amortization or depreciation or other noncash charges (including, without limitation, any non-cash fair value adjustment of inventory) resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes;

(j) any net after-tax impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(k) any non-cash cost related to the termination of any employee pension benefit plan, together with any related provision for taxes on any such termination (or the tax effect of any such termination);

(l) any deferred financing costs amortized or written off, and premiums and prepayment penalties paid in connection with the Transactions or any acquisition or disposition that is consummated after the Issue Date; and

(m) any charges resulting from the application of Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets”, No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” or No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”.

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Convertible Debentures” means the Company’s 0.75% Senior Subordinated Convertible Debentures due 2024 issued in December 2004.

“Corporate Trust Office” means the principal office of the Trustee where it conducts its corporate trust administrative functions, which office is currently located at 1 Liberty Plaza, New York, NY 10006, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer.

“Covenant Defeasance” has the meaning set forth in Section 8.02(c).

“Credit Agreement” means the Credit Agreement, dated June 9, 2008, as amended on March 27, 2009, among the Issuer, the Company, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, including all related notes, collateral documents and guarantees, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the total commitment under, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate of the Company executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary.

“Designated Senior Debt” means (1) any Senior Debt outstanding under the Credit Agreement and (2) any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Issuer as Designated Senior Debt in the instrument creating such Indebtedness.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the Final Maturity Date.

“Equity Offering” means any private or public offering of Qualified Capital Stock of the Company.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Existing Convertible Debentures Hedge and Warrant Option Transactions” means the transactions in connection with the issuance of the Convertible Debentures contemplated by (i) the letter agreements dated as of December 1, 2004, between the Company and each of J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, N.A., London Branch, and Bear, Stearns International Limited; (ii) the ISDA confirmations dated as of December 23, 2004, between the Company and each of J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, N.A., London Branch, and Bear, Stearns International Limited and the related deemed 2002 ISDA Master Agreements thereunder; and (iii) any other documents relating to the matters referenced in clauses (i) or (ii), in the case of each of clauses (i) or (ii), and giving effect to any amendments or modifications thereto or substitutions or replacements thereof on terms no less favorable to the Holders than the terms contemplated on the Issue Date.

“fair market value” or “fair value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and will be evidenced by a Board Resolution delivered to the Trustee.

“Final Maturity Date” means June 15, 2019.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Funding Guarantor” has the meaning set forth in Section 11.16.

“GAAP” is defined to mean generally accepted accounting principles in the United States of America as in effect as of December 23, 2004, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Gaming Authority” means any government, court, or federal, state, local, international or foreign governmental, administrative or regulatory or licensing body, agency, authority or official, which regulates or has authority over, including to issue or grant a license, contract, franchise or regulatory approval with respect to, any form of gaming activities (or proposed gaming activities) and related activities conducted by the Issuer or any of its Affiliates, including, without limitation, lottery, pari-mutuel wagering, sports wagering and video gaming activities.

“Guarantee” has the meaning set forth in Section 11.01.

“Guarantor” means (i) each of the Company, Autotote Enterprises, Inc., Scientific Games Products, Inc., Scientific Games SA, Inc., MDI Entertainment, LLC, Scientific Games Racing, LLC, Trackplay LLC, SG Racing, Inc. and Autotote Gaming, Inc. and (ii) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture pursuant to Section 11.17 in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Guarantor Payment Blockage Notice” has the meaning set forth in Section 12.02.

“Guarantor Payment Blockage Period” has the meaning set forth in Section 12.02.

“Hedging Obligations” of any Person means the Interest Swap Obligations and obligations pursuant to any Currency Agreement of such Person.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” or “incur” means, with respect to any Indebtedness, to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise with respect to, or otherwise become responsible for payment of such Indebtedness.

“Indebtedness” means with respect to any Person, without duplication,

(1) the principal amount of all obligations of such Person for borrowed money;

(2) the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all obligations of such Person to pay the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding accounts payable and other current liabilities arising in the ordinary course of business);

(5) all obligations of such Person for the reimbursement of any obligor on any letter of credit or banker’s acceptance;

(6) guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such

Person, the amount of such obligation being deemed to be the lesser of the fair market value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured;

(8) all obligations under Currency Agreements and Interest Swap Obligations of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, (1) the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value will be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock, and (2) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.04. The amount of Indebtedness of any Person at any date will be the amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Interest Payment Date” means the stated due date of an installment of interest on the Securities.

“Interest Swap Obligations” means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms. For the purposes of Section 4.03,

(1) “Investment” will include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; and

(2) the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment.

If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed.

“Issue Date” means May 21, 2009.

“Issuer” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture.

“Joint Venture” means any Person (other than a Subsidiary of the Company) engaged in a Related Business with respect to which at least 15% of such Person’s outstanding Capital Stock is owned directly or indirectly by the Company.

“Legal Defeasance” has the meaning set forth in Section 8.02(b).

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Moody’s” means Moody’s Investor Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of

(a) all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(c) the amounts of

(x) any repayments of debt secured, directly or indirectly, by Liens on the assets that are the subject of such Asset Sale; and

(y) any repayments of debt associated with such assets that is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such debt, or by the terms of a consent granted thereunder, on the condition the proceeds (or portion thereof) of such disposition be applied to such debt), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of debt (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be);

(d) any portion of cash proceeds which the Issuer determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries will constitute Net Cash Proceeds on such date;

(e) all amounts deemed appropriate by the Issuer (as evidenced by a signed certificate of the principal financial officer of the Issuer delivered to the Trustee) to be provided as a reserve, in accordance with GAAP (“GAAP Reserves”), against any liabilities associated with such assets which are the subject of such Asset Sale;

(f) all foreign, federal, state and local taxes payable (including taxes reasonably estimated to be payable) in connection with or as a result of such Asset Sale; and

(g) with respect to Asset Sales by Restricted Subsidiaries of the Company, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

Notwithstanding the foregoing, Net Cash Proceeds will not include proceeds received in a foreign jurisdiction from an Asset Sale of an asset located outside the United States to the extent (and only to the extent)

(1) such proceeds cannot under applicable law be transferred to the United States; or

(2) such transfer would result (in the good faith determination of the Board of Directors of the Company set forth in a Board Resolution) in an aggregate tax liability that would be materially greater than if such Asset Sale occurred in the United States;

provided that if, as, and to the extent that any of such proceeds may lawfully be in the case of clause (1) or are in the case of clause (2) transferred to the United States, such proceeds shall be deemed to be cash payments that are subject to the terms of this definition of Net Cash Proceeds.

“Net Proceeds Offer” has the meaning set forth in Section 4.16.

“Net Proceeds Offer Amount” has the meaning set forth in Section 4.16.

“Net Proceeds Offer Payment Date” has the meaning set forth in Section 4.16.

“Net Proceeds Offer Trigger Date” has the meaning set forth in Section 4.16.

“Obligations” means, with respect to any Indebtedness, all principal, interest, premiums, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Secretary or any Assistant Vice President or Assistant Secretary of such Person.

“Officers’ Certificate” of any Person means a certificate signed by two Officers of such Person.

“Opinion of Counsel” means a written opinion from legal counsel, which counsel may be counsel to or an employee of the Issuer or the Company or counsel to the Trustee.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or a Guarantor of the Securities ranking pari passu with the Securities or a Guarantee of the Securities, as the case may be, that the obligor thereon is required to offer to repurchase or repay on a permanent basis in connection with an Asset Sale.

“Paying Agent” has the meaning set forth in Section 2.03.

“Payment Blockage Notice” has the meaning set forth in Section 10.02.

“Payment Blockage Period” has the meaning set forth in Section 10.02.

“Permitted Indebtedness” means, without duplication,

(1) the Securities (other than Additional Securities) and the Guarantees thereof;

(2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $850.0 million, less the amount of any prepayment thereunder made with the proceeds of an Asset Sale in accordance with and in satisfaction of Section 4.16;

(3) Indebtedness (other than Indebtedness contemplated by clause (1) or (2) of this definition) of the Company and its Subsidiaries outstanding on the Issue Date;

(4) Interest Swap Obligations of the Company or any of its Subsidiaries covering Indebtedness of the Company or any of its Subsidiaries; provided, however, that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture; provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company or any of its Subsidiaries from fluctuation in interest rates on their respective outstanding Indebtedness;

(5) Indebtedness under Currency Agreements;

(6) intercompany Indebtedness owed by the Company to any Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company; provided, however, that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date will be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness under this clause (6);

(7) Acquired Indebtedness to the extent the Company could have incurred such Indebtedness in accordance with Section 4.04 on the date such Indebtedness became Acquired Indebtedness;

(8) (A) guarantees by Restricted Subsidiaries (other than the Issuer) pursuant to Section 4.19 or guarantees by Restricted Subsidiaries (other than the Issuer) of Indebtedness of other Restricted Subsidiaries to the extent that such Indebtedness is otherwise permitted under this Indenture and (B) guarantees by the Company or the Issuer of the Company’s Wholly Owned Restricted Subsidiaries’ Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture;

(9) Indebtedness incurred by the Company or any Restricted Subsidiary in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business, in an aggregate amount (including refinancing Indebtedness in respect thereof) not to exceed $50.0 million in any fiscal year;

(10) Indebtedness of the Company or any Restricted Subsidiary evidenced by Capitalized Lease Obligations which, when taken together with all other Indebtedness Incurred pursuant to this clause (10) and outstanding on the date of such incurrence, does not exceed $25.0 million;

(11) guarantees, letters of credit and indemnity agreements relating to performance and surety bonds incurred in the ordinary course of business;

(12) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness incurred in accordance with Section 4.04 (other than pursuant to clause (2), (6), (9), (10), (11), (13), (14), (15) or (16) of this definition), including any additional Indebtedness incurred to pay premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof (“Required Premiums”) and fees in connection therewith; provided, however, that any such event does not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Indenture) of the Company and its Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold;

(13) additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (13) and outstanding on the date of such incurrence (which amount may, but need not, be incurred in whole or in part under the Credit Agreement), does exceed the greater of $125.0 million and 6.25% of the Company’s Total Assets;

(14) Indebtedness of the Company or any Restricted Subsidiary in respect of the contingent deferred purchase price of any acquired property (including Capital Stock) in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (14) and outstanding on the date of such incurrence, does not exceed $15.0 million;

(15) the guarantee of Indebtedness of Joint Ventures to the extent permitted by clause (6) of the definition of Permitted Investments in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (15) and outstanding on the date of such incurrence, does not exceed the greater of $50.0 million and 2.5% of the Company’s Total Assets; and

(16) Indebtedness of Foreign Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (16) and outstanding on the date of such Incurrence does not exceed $50.0 million.

“Permitted Investments” means

(1) Investments by the Company or any Restricted Subsidiary of the Company in, or for the benefit of, any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter and including Investments in any Person, if after giving effect to such Investment, such Person would be a Restricted Subsidiary of the Company or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company) and Investments in, or for the benefit of, the Company by any Restricted Subsidiary of the Company;

(2) Investments in cash or Cash Equivalents;

(3) Investments existing on the Issue Date;

(4) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in settlement of or other resolution of claims or disputes, and in each case, extensions, modifications and amendments thereof;

(5) so long as no Default or Event of Default has occurred and is continuing, loans and advances in the ordinary course of business by the Company and its Restricted Subsidiaries to their respective employees not to exceed $2.5 million at any one time outstanding;

(6) so long as no Default or Event of Default has occurred and is continuing, additional Investments in a Person or Persons principally engaged in a Related Business in an aggregate amount which, when taken together with all other Investments made pursuant to this clause (6) and outstanding on the date of such Investment, does not exceed the greater of $250.0 million and 10% of the Company’s Total Assets;

(7) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided, however, in the case of an Asset Sale, such Asset Sale is effected in compliance with Section 4.16;

(8) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ business and otherwise in compliance with this Indenture;

(9) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness, which guarantees are otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under this Indenture;

(10) any Investments received in exchange for the issuance of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Qualified Capital Stock; and

(11) any Investment by the Company or any Restricted Subsidiary in a Joint Venture in an aggregate amount which, when taken together with all other Investments made pursuant to this clause (11) and outstanding on the date of such Investment, does not exceed $100.0 million.

“Permitted Junior Securities” means

(1) Qualified Capital Stock of the Issuer or any Guarantor; or

(2) debt securities that are subordinated to (a) all Senior Debt and (b) any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Securities and the Guarantees of the Securities are subordinated to Senior Debt under this Indenture.

“Permitted Liens” means

(1) Liens securing Indebtedness consisting of Capitalized Lease Obligations;

(2) Liens securing any Senior Debt, including liens securing the Credit Agreement in effect on the Issue Date;

(3) Liens on property existing at the time of acquisition thereof by the Company or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition;

(4) Liens at any time outstanding with respect to assets of the Company and its Restricted Subsidiaries, the fair market value of which at the time the Lien was imposed does not exceed $1.0 million;

(5) Liens securing Indebtedness incurred pursuant to clauses (9), (11), (13) or (14) of the definition of Permitted Indebtedness; provided that such Indebtedness is Senior Debt;

(6) Liens created to replace Liens described in clause (3) above or clause (7) below to the extent that such Liens do not extend beyond the originally encumbered property (other than improvements thereto or thereon, attachments and other modifications reasonably required to maintain such property) and are not otherwise materially less favorable to the Company and its Restricted Subsidiaries than the Liens being replaced, as determined by the Board of Directors of the Company in good faith; and

(7) Liens existing on the Issue Date.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“principal” of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

“Pro Rata Share” has the meaning set forth in Section 4.16.

“Productive Assets” means assets of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries as conducted on the date of the relevant Asset Sale or any Related Business (including Capital Stock in any such businesses or Related Business and licenses or similar rights to operate); provided, however, that accounts receivable acquired as part of an acquisition of assets of a kind used or usable in such businesses will be deemed to be Productive Assets.

“Qualified Capital Stock” means any stock that is not Disqualified Capital Stock.

“Record Date” means the applicable Record Date (whether or not a Business Day) specified in the Securities.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

“Refinancing Convertible Debentures Hedge and Warrant Option Transactions” means any hedge and warrant option transactions entered into after the Issue Date in respect of any convertible indebtedness issued for the purpose of refinancing (whether through redemption, repurchase or otherwise) of the Convertible Debentures, which hedge and warrant option transactions are on terms that are, other than with respect to pricing terms, substantially similar to the agreements and confirmations referred to in clauses (i) and (ii) of the definition of Existing Convertible Debenture Hedge and Warrant Option Transactions and in any event on terms, other than with respect to pricing terms, no less favorable to the Holders.

“Registrar” has the meaning set forth in Section 2.03.

“Related Business” means the businesses of the Company and its Restricted Subsidiaries as conducted on the Issue Date and similar, complementary or related businesses or reasonable extensions, developments or expansions thereof.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Administration department at the Corporate Trust Office of the Trustee including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer, assistant trust officer, or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning set forth in Section 4.03.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of the McGraw-Hill Companies, and its successors.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property; provided, however, that a Sale and Leaseback Transaction will not include a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration (exclusive of indemnities) of less than $1.0 million (a “De Minimis Transaction”) so long as the aggregate consideration (exclusive of indemnities) received by the Company or its Restricted Subsidiaries from all De Minimis Transactions does not exceed an aggregate of $10.0 million.

“Securities” has the meaning set forth in the preamble hereto.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Issuer or any Guarantor of the Securities, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, “Senior Debt” will also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, all monetary obligations (including guarantees thereof) of every nature of the Issuer under the Credit Agreement in effect on the Issue Date, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities. “Senior Debt” will not include

(1) Indebtedness evidenced by the Securities or a Guarantee of the Securities;

(2) any Indebtedness of the Issuer or such Guarantor to the Company or a Subsidiary of the Company;

(3) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any Subsidiary of the Company or Affiliate of the Company (including, without limitation, amounts owed for compensation);

(4) trade payables and other current liabilities arising in the ordinary course of business in connection with obtaining goods, materials or services;

(5) Indebtedness represented by Disqualified Capital Stock;

(6) any liability for federal, state, local or other taxes owed or owing by the Issuer or such Guarantor;

(7) that portion of any Indebtedness incurred in violation of this Indenture;

(8) any Indebtedness which is, by its express terms, subordinated in right of payment or junior to any other Indebtedness of the Company or such Guarantor; and

(9) any Indebtedness which, when incurred and without respect to any other election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or such Guarantor.

“Significant Subsidiary” has the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

“Subsidiary,” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Surviving Entity” has the meaning set forth in Section 5.01.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, or as the TIA may otherwise be amended from time to time.

“Total Assets” means, with respect to any Person, as of any determination date, the total consolidated assets of such Person and its Restricted Subsidiaries, as calculated in accordance with GAAP, as of the most recent date for which an internal balance sheet is available, and giving pro forma effect (determined in the same manner as provided for in the definition of Consolidated Fixed Charge Coverage Ratio) to transactions that would change the amount of Total Assets.

“Transactions” means the offer and sale of the Securities.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” of any Person means

(1) any Subsidiary of such Person that at the time of determination is or continues to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary (other than the Issuer) (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company, the Issuer or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that

(x) the Issuer certifies to the Trustee that such designation complies with Section 4.03; and

(y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries except to the extent permitted by Section 4.03 and Section 4.04.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if

(x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04; and

(y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors will be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers’ Certificate of the Company certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations of and obligations guaranteed by the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing

(a) the then outstanding aggregate principal amount of such Indebtedness into

(b) the sum of the total of the products obtained by multiplying

(1) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(2) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than directors’ qualifying shares) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

SECTION 1.02.  Incorporation by Reference of TIA.  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Holder or a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and each Guarantor of the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and, in each case, not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.  Unless the context otherwise requires:

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) “or” is not exclusive;

(3) words in the singular include the plural, and words in the plural include the singular;

(4) provisions apply to successive events and transactions;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral; and

(8) all references to the date the Securities were originally issued shall refer to the Issue Date.

ARTICLE 2

The Securities

SECTION 2.01.  Form and Dating.  Provisions relating to the Initial Securities and the Exchange Securities are set forth in Appendix A hereto which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication thereof shall be substantially in the form of Exhibit 1 to Appendix A hereto, which is hereby incorporated in, and expressly made a part of, this

Indenture.  The Exchange Securities and the Trustee’s certificate of authentication thereof shall be substantially in the form of Exhibit 2 to Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Issuer and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them.  Each Security shall be dated the date of its authentication and shall show the date of its issuance.  The terms of the Securities set forth in Appendix A and the exhibits thereto are part of the terms of this Indenture.

SECTION 2.02.  Execution and Authentication.  An Officer shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that or any office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $225,000,000 and, at any time and from time to time thereafter, the Trustee shall authenticate Securities for original issue in an aggregate principal amount specified in a written order of the Issuer in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.15 after the Issue Date, shall certify that such issuance is in compliance with Section 4.04. Upon receipt of a written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Issuer. The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

The Securities shall be issuable only in registered form without coupons in minimum denominations of $2,000 and any greater integral multiple of $1,000.

SECTION 2.03.  Registrar and Paying Agent.  The Issuer shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) Securities may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such. The Issuer, the Company or any Subsidiary of the Company incorporated or organized within The United States of America may act as Agent.

The Issuer initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Securities, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 45 days notice to the Issuer.

SECTION 2.04.  Paying Agent to Hold Assets in Trust.  The Issuer shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Issuer or any other obligor on the Securities), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Securities) in making any such payment. If the Issuer, the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money and hold it in a separate trust. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.  Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee by each Record Date and at such other times as the Trustee may reasonably request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list (subject to Section 7.01 hereof) may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer.  When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture (including Appendix A hereto) and Section 8-401(1) of the Uniform Commercial Code are met.  When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

SECTION 2.07.  Replacement Securities.  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s and Issuer’s requirements are met. If required by the Trustee or the Issuer, such Holder shall provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Guarantors, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Issuer may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security shall constitute an additional obligation of the Issuer and every replacement Guarantee shall constitute an additional obligation of the Guarantors.

SECTION 2.08.  Outstanding Securities.  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Issuer or any of its Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Final Maturity Date the Paying Agent holds (or, if the Issuer, the Company or a Subsidiary of the Company acts as Paying Agent, segregates and holds in trust) in accordance with the terms of this Indenture U.S. Legal Tender sufficient to pay all of the principal and interest due on the Securities payable on that date, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee has received notice are so owned shall be disregarded.

The Trustee may require an Officers’ Certificate of the Issuer listing Securities owned by the Issuer or its Affiliates.

SECTION 2.10.  Temporary Securities.  Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Issuer in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate upon receipt of a written order of the Issuer pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.  The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and dispose of all Securities surrendered for transfer, exchange, payment or cancellation, in accordance with its customary practices. Subject to Section 2.07, the Issuer may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  Defaulted Interest.  The Issuer will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Securities. The Issuer shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Securities. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If the Issuer defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest. At least 15 days before the subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee (or cause the Trustee to mail) a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular Record Date for the Interest Payment Date for which interest has not been paid.

Notwithstanding the foregoing, the Issuer may make payment of defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed.

SECTION 2.13.  CUSIP Number.  The Issuer in issuing the Securities may use one or more “CUSIP” numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Issuer shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14.  Deposit of Moneys.  Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Final Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Final Maturity Date, as the case may be.

SECTION 2.15.  Issuance of Additional Securities.  After the Issue Date, the Issuer shall be entitled, subject to its compliance with Section 4.04, to issue Additional Securities under this Indenture in an unlimited aggregate principal amount, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price.  The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities, the Issuer shall set forth in a Board Resolution of the Board of Directors of the Issuer and an Officers’ Certificate of the Issuer, a copy of each which shall be delivered to the Trustee, the following information:

(1)  the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.04 that the Issuer is relying on to issue such Additional Securities;

(2)  the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that Additional Securities may be issued only if they are fungible with the other Securities issued under this Indenture for United States federal income tax purposes; and

(3)  whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit 2 to Appendix A.

ARTICLE 3

Redemption

SECTION 3.01.  Notices to Trustee.  If the Issuer elects to redeem Securities pursuant to the redemption provisions of Paragraph 5, Paragraph 6 or Paragraph 7 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. The Issuer shall give notice of redemption to the Paying Agent and Trustee at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), together with an Officers’ Certificate of the Issuer stating that such redemption will comply with the conditions contained herein. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.  Selection of Securities to be Redeemed.  In the event that less than all of the Securities are to be redeemed at any time pursuant to the redemption provisions of Paragraph 5, Paragraph 6 or Paragraph 7 of the Securities, the Trustee will select the Securities or portions thereof to be redeemed among the Holders of the Securities as follows:

(1)  if the Securities are listed, in compliance with any applicable requirements of the principal national securities exchange on which the notes are listed; or

(2)  if the Securities are not so listed, on a pro rata basis, by lot or by any other method the Trustee considers fair and appropriate;

The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $2,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $2,000 or any greater integral multiple of $1,000 thereof) of the principal amount of Securities that have denominations larger than $2,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.  In the case of an optional redemption pursuant to the provisions of Paragraph 5, Paragraph 6 or Paragraph 7 of the Securities, at least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address. At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. Each notice for redemption shall identify the Securities to be redeemed (including the CUSIP number(s), if any) and shall state:

(1)  the Redemption Date;

(2)  the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)  the name and address of the Paying Agent;

(4)  that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5)  that, unless the Issuer defaults in making the redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

(6)  if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued upon surrender of the original Security;

(7)  if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

(8)  the paragraph of the Securities pursuant to which the Securities are to be redeemed.

Notice of any redemption upon an Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

SECTION 3.04.  Effect of Notice of Redemption.  Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.05.  Deposit of Redemption Price.  On or before 11:00 a.m. New York Time on the Redemption Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer, the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date (other than Securities or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation). The Paying Agent or Trustee shall promptly return to the Issuer any U.S. Legal Tender so deposited which is not required for that purpose.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment when due of such Redemption Price plus accrued interest, if any, or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06.  Securities Redeemed in Part.  Upon surrender and cancellation of a Security that is to be redeemed in part only, the Trustee shall authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.

SECTION 3.07.  Gaming Redemption.  In connection with any redemption pursuant to the provisions of Paragraph 8 of the Securities, and except as may be required by a Gaming Authority, the Issuer shall comply with Sections 3.01 through 3.06 hereof.

ARTICLE 4

Covenants

SECTION 4.01.  Payment of Securities.  The Issuer will pay the principal of and interest on the Securities in the manner provided in the Securities and in this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer, the Company or a Subsidiary of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture. Interest, including defaulted interest, if any, will be computed on the basis of a 360-day year comprised of twelve 30-day months and in the case of a partial month, the actual number of days elapsed.

Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 4.02.  Maintenance of Office or Agency.  The Issuer will maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02. The Issuer hereby initially designates the office or agency of the Trustee in the Borough of Manhattan, The City of New York (the address for which may be obtained from the Issuer or the Trustee at the Corporate Trust Office) where presentations and surrenders may be made and notices or demands may be served on the Issuer.

SECTION 4.03.  Limitation on Restricted Payments.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

(a)  declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire

Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;

(b)  purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options (other than debt securities or Disqualified Capital Stock) to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock, warrants, rights or options for Qualified Capital Stock and/or for warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock; or

(c)  make any Restricted Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (a), (b) and (c) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto,

(1)  a Default or an Event of Default shall have occurred and be continuing;

(2)  the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04; or

(3)  the aggregate amount of Restricted Payments made subsequent to the Issue Date (without duplication and excluding Restricted Payments permitted by clauses (2)(a), (3), (4), (5) and (6) of the following paragraph) shall exceed the sum of:

(w) the sum of (i) $88.2 million and (ii) 50% of the cumulative Consolidated Net Income, or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss, of the Company earned subsequent to March 31, 2009 and on or prior to the last day of the most recent fiscal quarter for which internal financial statements are available, treating such period as a single accounting period; plus

(x) the sum of (i) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs of Qualified Capital Stock, or in respect of warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, including Qualified Capital Stock issued upon the conversion of convertible Indebtedness and (ii) 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs; plus

(y) the amount by which Indebtedness of the Company or a Restricted Subsidiary is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or a Restricted Subsidiary convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

(z) with respect to Restricted Investments made after December 23, 2004, the net reduction after the Issue Date of such Restricted Investments as a result of (without duplication with respect to any item below as among such items or any item listed in clause (3) of the next paragraph):

(i) any disposition of any such Restricted Investments sold or otherwise liquidated or repaid, to the extent of the net cash proceeds received by the Company or a Restricted Subsidiary;

(ii) cash dividends or repayments of loans or advances in cash to the Company or any Restricted Subsidiary or, to the extent that a guarantee issued by the Company or a Restricted Subsidiary constitutes a Restricted Investment, the release of such guarantee; or

(iii) a Person becoming a Restricted Subsidiary, to the extent of the Company’s portion (proportionate to the Company’s equity interest in such Person) of the fair market value of the net assets of such Person;

provided, that any net reduction in Restricted Investments pursuant to this clause (z) shall only be included in the calculation required by clause (3) above to the extent that such net reduction in Restricted Investments is not included in the Company’s Consolidated Net Income.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit

(1) the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice by the Company of such redemption, if the dividend or distribution would have been permitted on the date of declaration or the redemption would have been permitted on the date of the giving of the formal notice thereof;

(2) so long as no Default or Event of Default shall have occurred and be continuing, the making of any Restricted Payment, either

(a) in exchange for shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock; or

(b) through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, so long as such net proceeds are applied pursuant to this clause (b) within 180 days of such sale;

(3) so long as no Default or Event of Default shall have occurred and be continuing, any other Restricted Payment by the Company; provided, however, that the aggregate amounts expended pursuant to this clause (3) do not exceed $50.0 million plus, to the extent that any Restricted Payment made pursuant to this clause (3) is in the form of a Restricted Investment, the net reduction of such Restricted Investments as a result of (without duplication with respect to any item below as among such items or any item listed in clause (3)(z) of the previous paragraph):

(a) any disposition of any such Restricted Investments sold or otherwise liquidated or repaid, to the extent of the net cash proceeds received by the Company or a Restricted Subsidiary;

(b) cash dividends or repayments of loans or advances in cash to the Company or any Restricted Subsidiary or, to the extent that a guarantee issued by the Company or a Restricted Subsidiary constitutes a Restricted Investment, the release of such guarantee; or

(c) a Person becoming a Restricted Subsidiary, to the extent of the Company’s portion (proportionate to the Company’s equity interest in such Person) of the fair market value of the net assets of such Person;

provided that any net reduction in Restricted Investments pursuant to this clause (3) shall only be included in the calculation required by this clause (3) to the extent that such net reduction in Restricted Investments is not included in the Company’s Consolidated Net Income;

(4) the repurchase of any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Capital Stock deemed to occur upon the exercise of stock options to acquire Qualified Capital Stock or other similar arrangements to acquire Qualified Capital Stock if such repurchased Capital Stock or warrants, rights or options to acquire shares of any such Capital Stock represent a portion of the exercise price thereof and applicable withholding taxes, if any;

(5) the making of any payments pursuant to (a) the Existing Convertible Debentures Hedge and Warrant Option Transactions or (b) any Refinancing Convertible Debentures Hedge and Warrant Option Transactions; provided that the aggregate amount of all such Restricted Payments made pursuant to subclause (b) of this clause (5), minus cash received from counterparties to such agreements and confirmations upon entering into such agreements and confirmations, shall not exceed $40.0 million; and

(6) so long as no Default or Event of Default shall have occurred and be continuing, any other Restricted Payment by the Company in an aggregate amount not to exceed $15.0 million in any fiscal year (with unused amounts in any fiscal year being carried forward to succeeding fiscal years); provided that the aggregate Restricted Payments made pursuant to this clause (6) in any fiscal year do not exceed $50.0 million.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the immediately preceding paragraph, amounts expended (to the extent such expenditure is in the form of cash) pursuant to clauses (1) and (2)(b) of this paragraph will be included in such calculation.

SECTION 4.04.  Limitation on Incurrence of Additional Indebtedness.  The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness, other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Issuer or any Guarantor may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is equal to or greater than 2.0 to 1.0.

For purposes of determining compliance with this Section 4.04, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in the definition of Permitted Indebtedness, or is entitled to be incurred pursuant to the first paragraph of this Section 4.04, the Company, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.04, or later divide, classify or reclassify all or a portion of such item of Indebtedness in any manner that complies with this Section 4.04 and such item of Indebtedness (or portion thereof, as applicable) will be treated as having been incurred pursuant to only such clause or clauses or the first paragraph of this Section 4.04.  Indebtedness under the Credit Agreement outstanding on the date on which the Securities are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (2) of the definition of Permitted Indebtedness.

Neither the Issuer nor any Guarantor will, directly or indirectly, in any event incur any Indebtedness that, by its terms or by the terms of any agreement governing such Indebtedness, is both subordinated pursuant to its terms in right of payment to any other Indebtedness of the Issuer or such Guarantor, as the case may be, and senior in right of payment to the Securities or any such Guarantor’s Guarantee, as the case may be.

SECTION 4.05.  Corporate Existence.  Except as otherwise permitted by Article 5, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of the Company or the Subsidiary, as the case may be, and the rights (charter and statutory) and material franchises of the Company and each of its

Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary (other than the Issuer), if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries, taken as a whole.

SECTION 4.06.  Payment of Taxes and Other Claims.  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or for which adequate reserves, to the extent required under GAAP, have been established or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.07.  Maintenance of Properties and Insurance.  (a)  The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals and replacements thereof, all as in its judgment may be reasonably necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such properties are, in the reasonable and good faith judgment of the Board of Directors of the Company or such Subsidiary, as the case may be, no longer reasonably necessary in the conduct of their respective businesses or such disposition is otherwise permitted by this Indenture.

(b)  The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

SECTION 4.08.  Compliance Certificate; Notice of Default.  (a)  The Issuer shall deliver to the Trustee, within 90 days after the end of each of the Issuer’s fiscal years, an Officers’ Certificate of the Issuer(signed by the principal executive officer, principal financial officer and principal accounting officer) stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its Obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his knowledge the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled each and every such Obligation and no Default or Event of Default has occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status in reasonable detail. The Officers’ Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.

(b)  The annual financial statements delivered to the Trustee pursuant to Section 4.10 shall be accompanied by a written report of the Company’s independent accountants that in conducting their audit of the financial statements which are a part of such annual report or such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4, 5 or 6 insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)  So long as any of the Securities are outstanding, if any Default or Event of Default has occurred and is continuing, the Issuer shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers’ Certificate of the Issuer specifying such event, notice or other action within 30 Business Days of its becoming aware of such occurrence.

SECTION 4.09.  Compliance with Laws.  The Company will comply, and will cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.10.  Commission Reports.  (a)  The Company promptly will deliver to the Trustee, but in any event no later than 15 days after it files with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission all information, documents and reports required to be filed with the Commission to the extent permitted, and provide the Trustee and the Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company and the Issuer shall also comply with the other provisions of TIA § 314(a).

(b)  Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company (at its own expense) shall cause its consolidated financial statements, comparable to those which would have been required to appear in annual or quarterly reports, to be delivered to the Trustee and the Holders.

(c)  For so long as any of the Securities remain outstanding, the Company will make available to any prospective purchaser of the Securities or beneficial owner of the Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act during any period when the Company is not subject to Section 13 or 15(d) under the Exchange Act.

(d)  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.11.  Waiver of Stay, Extension or Usury Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12.  Limitations on Transactions with Affiliates.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with any of its Affiliates (an “Affiliate Transaction”), other than

(x) Affiliate Transactions permitted under the next paragraph; and

(y) Affiliate Transactions on terms that are no less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate;

provided, however, that for a transaction or series of related transactions with an aggregate value of $10.0 million or more

(1) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company; or

(2) the Board of Directors of the Company shall have received an opinion from an independent nationally recognized investment banking, accounting or valuation firm, selected by the Company, that such transaction or series of related transactions is on terms that are fair, from a financial point of view, to the Company or such Restricted Subsidiary;

and provided, further, that for a transaction or series of related transactions with an aggregate value of $30.0 million or more,

(1) such determination shall be made in good faith by a majority of the disinterested members of the Board of Directors of the Company; and

(2) the Board of Directors of the Company shall have received an opinion from an independent nationally recognized investment banking, accounting or valuation firm, selected by the Company, that such transaction or series of related transactions is on terms that are fair, from a financial point of view, to the Company or such Restricted Subsidiary.

The foregoing restrictions will not apply to:

(1) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company’s Board of Directors or senior management;

(2) transactions between or among the Company and any of its Restricted Subsidiaries so long as no portion of the minority interest in such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company or directors or officers of such Subsidiary that hold stock of such Subsidiary to the extent that local law requires a resident of such jurisdiction to own stock of such company) or between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture;

(3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4) Permitted Investments and Restricted Payments permitted by this Indenture;

(5) commercially reasonable transactions between the Company or a Restricted Subsidiary and any Joint Venture in the ordinary course of business that have been determined by the Board of Directors or senior management of the Company to comply with clause (y) of the first paragraph above; and

(6) the issuance or sale of any Qualified Capital Stock of the Company.

SECTION 4.13.  Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)  pay dividends or make any other distributions on or in respect of its Capital Stock;

(b)  make loans or advances to or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(c)  transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

(1)  applicable law and agreements with governmental authorities with respect to assets located in their jurisdiction;

(2)  the Securities, this Indenture or any Guarantee;

(3)  (A) customary provisions restricting (1) the subletting or assignment of any lease or (2) the transfer of copyrighted or patented materials, (B) provisions in agreements that restrict the assignment of such agreements or rights thereunder or (C) provisions of a customary nature contained in the terms of Capital Stock restricting the payment of dividends and the making of distributions on Capital Stock;

(4)  any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than (a) the Person or the properties or assets of the Person so acquired (including the Capital Stock of such Person), or (b) any Restricted Subsidiary having no assets other than (i) the Person or the properties or assets of the Person so acquired (including the Capital Stock of such Person) and (ii) other assets having a fair market value not in excess of $250,000, and, in each case, the monetary proceeds thereof;

(5)  any agreement or instrument (A) in effect at or entered into on the Issue Date or (B) governing Senior Debt, including the Credit Agreement;

(6)  any agreement or instrument governing Indebtedness incurred pursuant to clause (9), (13) or (16) of the definition of Permitted Indebtedness;

(7)  restrictions on the transfer of assets subject to any Lien permitted under this Indenture;

(8)  restrictions imposed by any agreement to sell assets not in violation of this Indenture to any Person pending the closing of such sale;

(9)  customary rights of first refusal with respect to the Company’s and its Restricted Subsidiaries’ interests in their respective Restricted Subsidiaries and Joint Ventures;

(10)  Indebtedness of a Person that was a Restricted Subsidiary at the time of incurrence and the incurrence of which Indebtedness is permitted by Section 4.04; provided that such encumbrances and restrictions apply only to such Restricted Subsidiary and its assets; and provided, further, that the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the Holders of the Securities;

(11)  the subordination of any Indebtedness owed by the Company or any of its Restricted Subsidiaries to the Company or any other Restricted Subsidiary to any other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that (A) such other Indebtedness is permitted under this Indenture and (B) the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the Holders of the Securities; or

(12)  an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (2), (4) or (5) above or any other agreement evidencing Indebtedness permitted under this Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement are not less favorable to the Company in any material respect as determined by the Board of Directors of the Company than the provisions of the Indebtedness being refinanced.

SECTION 4.14.  Limitation on Liens.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness (other than Permitted Liens) upon any property or asset now owned or hereafter acquired by them, or any income or profits therefrom, or assign or convey any right to receive income therefrom; provided, however, that in addition to creating Permitted Liens on their properties or assets, the Company and any of its Restricted Subsidiaries may create, incur, assume or suffer to exist any Lien securing Indebtedness upon any of their properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Securities are equally and ratably secured.

SECTION 4.15.  Change of Control.  (a)  Upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuer repurchase all or a portion (in integral multiples of $1,000; provided that the Issuer will repurchase Securities of $2,000 or less in whole and not in part) of such Holder’s Securities, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

(b)  Prior to the mailing of the notice described in paragraph (c) below, but in any event within 30 days following any Change of Control, the Company and the Issuer covenant to

(1)  repay in full all Indebtedness under, and terminate all commitments under, the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full, all Indebtedness under, and terminate all commitments under, the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer; or

(2)  obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the purchase of the Securities as provided below.

The Company and the Issuer shall first comply with the covenant in the immediately preceding sentence before the Issuer shall be required to repurchase Securities pursuant to the provisions described below. The Company’s or the Issuer’s failure to comply with this Section 4.15 shall constitute an Event of Default described in clause (c) and not in clause (b) of Section 6.01.

(c)  Within 30 days following the date upon which the Change of Control occurred, the Issuer will send, by first class mail, a notice to each Holder, with a copy to the Trustee, offering to purchase the Securities as described above (the “Change of Control Offer”). The notice to the Holders shall contain instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

(1)  that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Securities tendered and not withdrawn will be accepted for payment;

(2)  the purchase price (including the amount of accrued interest) and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(3)  that any Security not tendered will continue to accrue interest;

(4)  that, unless the Issuer defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)  that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m. New York City time on the third Business Day prior to the Change of Control Payment Date;

(6)  that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m. New York time on the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(7)  that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

(8)  the circumstances and relevant facts regarding such Change of Control.

On or before the Change of Control Payment Date, the Issuer will (i) accept for payment Securities or portions thereof tendered (in integral multiples of $1,000; provided that the Issuer will repurchase notes of $2,000 or less in whole and not in part) pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers’ Certificate of the Issuer stating the Securities or portions thereof being purchased by the Issuer. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Issuer to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Securities pursuant to a Change of Control Offer promptly shall be returned by the Trustee to the Issuer.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer.

The Company and the Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company and the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.15 by virtue thereof.

SECTION 4.16.  Limitation on Asset Sales.  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)  the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, as determined in good faith by the Company’s Board of Directors;

(2)  at least 75% of the consideration received by the Company or such Restricted Subsidiary exclusive of indemnities, as the case may be, from such Asset Sale is cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (a) any liabilities of the Company or any such Restricted Subsidiary, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, that are assumed by the transferee of any such assets, (b) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 60 days of the time of such disposition, to the extent of the cash or Cash Equivalents received and (c) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c), not to exceed $50.0 million, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, will be deemed to be cash for the purposes of this clause (2); and

(3)  upon the consummation of an Asset Sale, the Company applies directly or through a Restricted Subsidiary, or causes such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either (A) to repay Senior Debt (and in the case of any Indebtedness outstanding under a revolving credit facility and repaid in satisfaction of this covenant, to permanently reduce the amounts that may be reborrowed thereunder by an equivalent amount), with the Net Cash Proceeds received in respect thereof, (B) to reinvest in Productive Assets, or (C) a combination of prepayment, reduction and investment permitted by the foregoing clauses (3)(A) and (3)(B);

provided that the 75% limitation referred to above will not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation. On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A), (3)(B) and (3)(C) of the preceding sentence (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds that have not been so applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A), (3)(B) and (3)(C) of the preceding sentence (each, a “Net Proceeds Offer Amount”) will be applied by the Issuer to make an offer to repurchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Securities equal to the Net Proceeds Offer Amount multiplied by a fraction, the numerator of which is the aggregate principal amount of Securities then outstanding and the denominator of which is the sum of the aggregate principal amount of Securities and Pari Passu Indebtedness then outstanding (the “Pro Rata Share”), at a price equal to 100% of the principal amount of the Securities to be repurchased, plus accrued interest to the date of repurchase.

Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $20.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $20.0 million, at which time the Issuer will apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer, the first date the aggregate of all such deferred Net Proceeds Offer Amounts is at least $20.0 million being deemed to be a Net Proceeds Offer Trigger Date. To the extent that the aggregate purchase price of Securities tendered pursuant to any Net Proceeds Offer is less than the Pro Rata Share, the Issuer or any Guarantor may use such amount for any purpose not prohibited by this Indenture. Upon completion of any Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset to zero.

Notwithstanding the first two paragraphs of this Section 4.16, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent

(1) at least 50% of the consideration for such Asset Sale constitutes Productive Assets; and

(2) such Asset Sale is for fair market value; provided that if the fair market value is determined to exceed $50.0 million, such determination will be made in good faith by the Company’s Board of Directors; provided, further, that the fair market value of any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph will constitute Net Cash Proceeds subject to the provisions of the first two paragraphs of this Section 4.16.

In the event of the transfer of substantially all, but not all, of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.16, and will comply with the provisions of this Section 4.16 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold will be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

Notice of a Net Proceeds Offer will be mailed, by first class mail, by the Issuer to Holders as shown on the register of Holders at their last registered address not less than 30 days nor more than 60 days before the Net Proceeds Offer Payment Date, with a copy to the Trustee. The notice shall contain instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

(1) that the Net Proceeds Offer is being made pursuant to this Section 4.16, that all Securities tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Issuer shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $2,000 or multiples thereof shall be purchased) and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

(2) the Net Proceeds Offer Amount (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five Business Days after the Trustee receives notice thereof from the Issuer);

(3) that any Security not tendered will continue to accrue interest;

(4) that, unless the Issuer defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

(5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Offer Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

(7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided, however, that each Security purchased and each new Security issued shall be in an original principal amount of $2,000 or any greater integral multiple of $1,000 thereof.

On or before the Net Proceeds Offer Payment Date, the Issuer shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers’ Certificate of the Issuer stating the Securities or portions thereof being purchased by the Issuer. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer promptly shall be returned by the Trustee to the Issuer.

If an offer is made to repurchase the Securities pursuant to a Net Proceeds Offer, the Company will and will cause its Restricted Subsidiaries to comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company and the Issuer shall comply with the applicable securities laws and obligations and shall not be deemed to have breached their obligations hereunder by virtue thereof.

SECTION 4.17.  Limitation on Preferred Stock of Restricted Subsidiaries.  The Company will not permit any of its Restricted Subsidiaries that are not Guarantors of the Securities to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor of the Securities.

SECTION 4.18.  Limitation on Sale and Leaseback Transactions.  The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that the Issuer and any Guarantor may enter into a Sale and Leaseback Transaction if

(1)  the Issuer or such Guarantor could have

(a)  incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to Section 4.04; and

(b)  incurred a Lien to secure such Indebtedness pursuant to Section 4.14;

(2)  the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers’ Certificate of the Company delivered to the Trustee, of the property that is the subject of such Sale and Leaseback Transaction; and

(3)  the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Issuer or the applicable Guarantor applies the proceeds of such transaction in accordance with, Section 4.16.

SECTION 4.19.  Limitation of Guarantees by Restricted Subsidiaries.  The Company will not permit any Restricted Subsidiary (other than the Issuer and the Guarantors), directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or the Issuer, other than

(A) Indebtedness incurred in reliance on clause (12) (to the extent the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was permitted to be guaranteed by Restricted Subsidiaries) of the definition of Permitted Indebtedness or under Currency Agreements in reliance on clause (5) of the definition of Permitted Indebtedness;

(B) Interest Swap Obligations incurred in reliance on clause (4) of the definition of Permitted Indebtedness; or

(C) additional Indebtedness incurred in reliance on clause (13) of the definition of Permitted Indebtedness;

unless, in any such case (except as otherwise provided in Section 11.17)

(a)  such Restricted Subsidiary has executed and delivered or executes and delivers a supplemental indenture to this Indenture, providing a guarantee of payment of the Securities by such Restricted Subsidiary in the form required by this Indenture; and

(b)  if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Securities, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinate Indebtedness is similarly subordinated to the Guarantee of the Securities.

Any Guarantee of the Securities by a Restricted Subsidiary will provide by its terms that it will be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

(1)  the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee of the Securities was executed and delivered pursuant to the preceding paragraph; or

(2)  any sale or other disposition (by merger or otherwise) to any Person that is not a Restricted Subsidiary of the Company, of all of the Company’s Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided, however, that

(a)  such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture; and

(b)  such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

ARTICLE 5

Successor Corporation

SECTION 5.01.  Merger, Consolidation and Sale of Assets.  Neither the Company nor the Issuer will, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)  either (A) the Company, the Issuer or a Restricted Subsidiary of the Company shall be the surviving or continuing Person or (B) the Person, if other than the Company, the Issuer or a Restricted Subsidiary of the Company, formed by such consolidation or into which the Company or the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s assets determined on a consolidated basis for the Company and its Restricted Subsidiaries (the “Surviving Entity”) (x) shall be a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement (as defined in Appendix A hereto) on the part of the Company or the Issuer, as applicable, to be performed or observed;

(2)  immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above, including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction, either (A) the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to Section 4.04 or (B) the Consolidated Fixed Charge Coverage Ratio for the Company or such Surviving Entity, as the case may be, immediately following such transaction would be equal to or greater than such ratio for the Company immediately prior to such transaction;

(3)  immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above, including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)  the Issuer or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers’ Certificate of the Issuer and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, shall comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the execution of such supplemental indenture have been satisfied.

For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, other than to a Wholly Owned Subsidiary that is a Guarantor, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company or the Issuer, as applicable, in accordance with the foregoing, in which the Company or the Issuer, as applicable, is not the continuing Person, the successor Person formed by such consolidation or into which the Company or the Issuer, as applicable, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Issuer, as applicable, under this Indenture and the Securities with the same effect as if such Surviving Entity had been named as such and the Company shall be relieved of all of its obligations and duties under this Indenture and the Securities.

Each Guarantor (other than the Company), other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture, will not, and the Company will not cause or permit any such Guarantor to, consolidate with or merge with or into any Person other than the Company, the Issuer or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger, if other than such Guarantor, or to which such sale, lease, conveyance or other disposition shall have been made is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes by supplemental indenture all of the obligations of such Guarantor under the Guarantee;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this Section 5.01.

Any merger or consolidation of a Guarantor (other than the Company) with and into the Company or the Issuer, with the Company or the Issuer being the Surviving Entity, or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need not comply with this covenant.

SECTION 5.02.  Successor Substituted.  Upon any such consolidation, merger, conveyance, lease or transfer of all or substantially all of the assets of the Company or the Issuer in accordance with Section 5.01, in which the Company or the Issuer, as applicable, is not the surviving Person, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company or the Issuer, as applicable, under this Indenture and the Securities with the same effect as if such successor had been named as the Company or the Issuer, as applicable, therein. When a Surviving Entity assumes all of the Obligations of the Company or the Issuer, as applicable, hereunder and under the Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such Obligations.

ARTICLE 6

Default and Remedies

SECTION 6.01.  Events of Default.  An “Event of Default” means any of the following events:

(a)  the failure to pay interest on any Securities when the same becomes due and payable and the Default continues for a period of 30 days;

(b)  the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to repurchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer;

(c)  a Default in the observance or performance of any other covenant or agreement contained in this Indenture, which Default continues for a period of 45 days after the Issuer receives written notice specifying the Default, and demanding that such Default be remedied, from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities;

(d)  the failure to pay at final maturity, giving effect to any extensions thereof, the principal amount of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary, other than intercompany Indebtedness, and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company, the Issuer or such Restricted Subsidiary of notice of any such acceleration, if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $25.0 million or more at any time;

(e)  any final judgment or final judgments for the payment of money in excess (net of amounts covered by third-party insurance with insurance carriers who in the reasonable judgment of the Board of Directors of the Company are creditworthy and who have not disclaimed liability with respect to such judgment or judgments) of $25.0 million is rendered against the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary and is not discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

(f)  the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary (i) admits in writing its inability to pay its debts generally as they become due, (ii) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iv) consents to the appointment of a Custodian of it or for substantially all of its property, (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (vi) makes a general assignment for the benefit of its creditors or (vii) takes any partnership or corporate action, as the case may be, to authorize or effect any of the foregoing;

(g)  a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, the Issuer or any such Significant Subsidiary of the Company, (ii) appoint a Custodian of the Company, the Issuer or any such Significant Subsidiary of the Company or for substantially all of any of their property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(h)  any of the Guarantees ceases to be in full force and effect or any of the Guarantees is held in a judicial proceeding to be null and void and unenforceable or any of the Guarantees is found to be invalid by a final judgment or order that is not appealable or any of the Guarantors denies its liability under its Guarantee, other than by reason of release of a Guarantor in accordance with the terms of this Indenture.

SECTION 6.02.  Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Company or the Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, and the same will become immediately due and payable. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Company or the Issuer occurs and is continuing, then all unpaid principal of and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (f) or (g) of Section 6.01, the Trustee shall have received an Officers’ Certificate of the Issuer and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Defaults.  Subject to Sections 2.09, 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (a) and (b) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05.  Control by Majority.  The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may, in the sole judgment of the Trustee, give rise to or subject the Trustee to personal liability; provided that the Trustee may take any other action deemed proper by the Trustee.

In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.  Limitation on Suits.  A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)  the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)  the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)  such Holder or Holders offer to the Trustee indemnity or security satisfactory to the Trustee in its sole judgment, against any loss, liability or expense;

(4)  the Trustee does not comply with the request within 30 days after receipt of the request and the offer described in clause (3) above; and

(5)  during such 30-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.  Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, the Issuer or any other obligor on the Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the actual, documented and reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company, the Issuer, the  Subsidiaries of the Company, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: if the Holders are forced to proceed against the Issuer directly without the Trustee, to Holders for their reasonable collection costs;

Third: to holders of Senior Debt of the Issuer and, if such money or property has been collected from a Guarantor, to the holders of Senior Debt of such Guarantor, in each case if and to the extent required by Article 10 or 12, respectively;

Fourth: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Fifth: to the Issuer.

The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.   Each party to this Indenture agrees and each Holder of any Security by its acceptance thereof shall be deemed to have agreed that, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit instituted by the Issuer or the Company, any suit instituted by the Trustee, any suit instituted by a Holder pursuant to Section 6.07, or any suit instituted by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

SECTION 6.12.  Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holders, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE 7

Trustee

SECTION 7.01.  Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)  Except during the continuance of an Event of Default:

(1)  The Trustee need perform only those duties as are expressly and specifically set forth in this Indenture or the TIA and no covenants, duties or obligations whatsoever shall be implied under this Indenture that are adverse to the Trustee.

(2)  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section 13.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)   Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)  This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2)  The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)  The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

(d)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall reasonably believe that repayment of such funds is not assured to it or it does not receive an indemnity that is, in its sole discretion, adequate against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e)  Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f)  The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets of the Trustee except to the extent required by law.

(g)  In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be accountable for the use of any of the Securities delivered hereunder or the proceeds thereof.

SECTION 7.02.  Rights of Trustee.  Subject to Section 7.01:

(a)  The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)  Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate of the Issuer and an Opinion of Counsel, which shall conform to the provisions of Sections 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d)  The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e)  The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee in its sole judgment against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)  The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has received written notice thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(h)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney.

(i)  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j)  The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, the Company, the Subsidiaries of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.  Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities (other than the certificate of authentication of the Trustee), it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05.  Notice of Default.  If an Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Event of Default within 90 days after the Trustee receives such notice. Except in the case of an Event of Default in payment of principal of, or interest on, any Security, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, the Trustee shall not be deemed to have actual knowledge or actual notice of an Event of Default unless a Responsible Officer of the Trustee has received written notice of such Event of Default. The Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders. As used herein, the term “actual knowledge” means the actual fact or state of knowing, without any duty to make any investigation with regard thereto.

SECTION 7.06.  Reports by Trustee to Holders.  Within 60 days after December 15 of each year, beginning with December 15, 2009, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of June 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuer and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

The Issuer shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.  The Issuer shall pay to the Trustee from time to time reasonable compensation for its services hereunder (which shall be agreed to from time to time in writing by the Issuer and the Trustee). The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon written request for all reasonable and documented out-of-pocket disbursements, expenses and advances (including reasonable and documented fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence or willful misconduct. Such expenses shall include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents, accountants, experts and counsel.

The Issuer and the Company, jointly and severally, shall indemnify the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense, including taxes (other than taxes based upon, measured or determined by the income of the Trustee), incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. At the Trustee’s reasonable discretion, the Issuer shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer will not be required to pay such fees and expenses if it assumes the Trustee’s defense and there is no conflict of interest between the Issuer and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure the Issuer’s payment Obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (f) or (g) of Section 6.01 occurs, the expenses and the compensation for the services shall be paid to the extent allowable under any Bankruptcy Law. The Issuer’s and the Company’s Obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Issuer’s Obligations pursuant to Article 8 and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.  The Trustee may resign at any time by so notifying the Issuer in writing at least 30 days in advance. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuer and the Trustee in writing and may appoint a successor trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only with the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Issuer may remove the Trustee if:

(1)  the Trustee fails to comply with Section 7.10;

(2)  the Trustee is adjudged bankrupt or insolvent;

(3)  a receiver or other public officer takes charge of the Trustee or its property; or

(4)  the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify in writing each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction at the expense of the Issuer for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s Obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article 7.

SECTION 7.10.  Eligibility; Disqualification.  This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2), if applicable, and 310(a)(5). The Trustee shall be a commercial bank with trust powers or a trust company, which shall have (or, in the case of a financial institution, commercial bank with trust powers or a trust company included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authorities, so long as any of the Securities are outstanding. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11.  Preferential Collection of Claims Against Issuer.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein. The provisions of TIA § 311 shall apply to the Issuer and any other obligor of the Securities.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01.  Termination of the Issuer’s Obligations.  The Issuer may terminate all of its obligations under this Indenture (except as provided below) when

(i)  all outstanding Securities theretofore authenticated have been delivered to the Trustee for cancellation and the Issuer has paid or caused to be paid all sums payable under this Indenture by the Issuer; or

(ii)  the Issuer has called for redemption pursuant to this Indenture of all of the Securities, deposited the amounts described in Section 8.03(a), satisfied the conditions in clauses (i) and (ii) of the proviso to Section 8.03(a) and delivered the Officers’ Certificate and Opinion of Counsel described in Section 8.03(g).

Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Notwithstanding the first paragraph of this Section 8.01, the Issuer’s and the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, only the Issuer’s and the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

After such delivery or irrevocable deposit, the Trustee shall acknowledge in writing the discharge of the Issuer’s and Guarantors’ obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 8.02.  Legal Defeasance and Covenant Defeasance.  (a)  The Issuer may, at its option by Board Resolution of the Board of Directors of the Issuer, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.03.

(b)  Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under Section 8.03 shall cease to be subject to any other obligations, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due, (ii) the Issuer’s obligations with respect to such Securities under Sections 2.05, 2.06, 2.07, 2.08 and 4.02, (iii) the rights, obligations and immunities of the Trustee under this Indenture and (iv) this Article 8. Subject to compliance with this Section 8.02, the Issuer may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

(c)  Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuer and the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from their Obligations under the covenants contained in Sections 4.03, 4.04 and 4.12 through 4.19 and Article 5 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not

“outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Section 8.03 shall cease to be subject to any other obligations. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuer and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03, Sections 6.01(c), 6.01(d), 6.01(e) and 6.01(h) shall not constitute Events of Default.

SECTION 8.03.  Conditions to Legal Defeasance or Covenant Defeasance.  The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) to the outstanding Securities:

(a)  the Issuer irrevocably deposits, or causes to be deposited, with the Trustee, in trust for the benefit of the Holders pursuant to an irrevocable trust and security agreement (i) U.S. Legal Tender, (ii) U.S. Government Obligations or (iii) a combination thereof, in an amount sufficient after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Securities, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof, delivered to the Trustee, is sufficient to pay the principal of and interest on the Securities then outstanding on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities; provided, however, that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee; and (ii) the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities;

(b)  in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel from independent counsel or a tax ruling from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;

(c)  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax at the same amounts and in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

(d)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to this Indenture resulting from the incurrence of Indebtedness all or a portion of which will be used to defease the Securities concurrently with such incurrence);

(e)  such Legal Defeasance or Covenant Defeasance shall not result in a default under this Indenture or any other material agreement or instrument to which the Issuer or the Company is a party or by which the Issuer or the Company is bound;

(f)  the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, such money or the proceeds of such U.S. Government Obligations will not be subject to the effect of any applicable Bankruptcy Law; and

(g)  the Issuer shall have delivered to the Trustee an Officers’ Certificate of the Issuer and an Opinion of Counsel each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with or waived.

Notwithstanding the foregoing, the Opinion of Counsel required by clauses (b), (c) and (f) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year.

SECTION 8.04.  Application of Trust Money.  The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article 8, and shall apply the deposited U.S. Legal Tender and the U.S. Legal Tender from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Issuer.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.  Repayment to the Issuer.  Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law abandoned property designates another Person.

SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Company’s Obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article 8; provided that if the Issuer has made any payment of interest on or principal of any Securities because of the reinstatement of its Obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments, Supplements and Waivers

SECTION 9.01.  Without Consent of Holders.  The Issuer and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

(1)  to cure any ambiguity, defect or inconsistency so long as such change does not adversely affect the rights of any Holders in any material respect;

(2)  to evidence the succession in accordance with Article 5 hereof of another Person to the Issuer or the Company and the assumption by any such successor of the covenants of the Issuer or the Company herein and in the Securities;

(3)  to provide for uncertificated Securities in addition to or in place of certificated Securities;

(4)  to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

(5)  to make any change that would provide any additional benefit or rights to the Securityholders or that does not adversely affect the rights of any Holder in any material respect;

(6)  to add a Guarantor;

(7)  to make any change to Article 10 or Article 12 that would limit or terminate the benefits available to any holder of Senior Debt under Article 10 or Article 12, respectively; or

(8)  to secure the Securities and the Guarantees;

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate of the Issuer, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.  Subject to Section 6.07, the Issuer and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount, unless a greater principal amount is specified herein, of the outstanding Securities, may amend or supplement this Indenture or the Securities, without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount, unless a greater principal amount is specified herein, of the outstanding Securities may waive compliance by the Issuer or the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

(1)  reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2)  reduce the rate of or extend the time for payment of interest, including defaulted interest, on any Securities;

(3)  reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption, or reduce the redemption price therefor;

(4)  make any Securities payable in money other than that stated in the Securities;

(5)  make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of or interest on the Securities); or

(6)  adversely affect the ranking of the Securities or the Guarantees.

In addition, following the occurrence of a Change of Control or an Asset Sale (if the Issuer is obligated to make and consummate a Net Proceeds Offer as a result of such Asset Sale), as the case may be, without the consent of Holders of at least 75% of the outstanding aggregate principal amount of Securities, an amendment, supplement or waiver may not make any change to the Issuer’s obligations to make and consummate the required Change of Control Offer or Net Proceeds Offer, as the case may be, or modify any of the provisions or definitions with respect thereto.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement, waiver or supplemental indenture.

SECTION 9.03.  Compliance with TIA.  From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers’ Certificate of the Issuer certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

SECTION 9.05.  Notation on or Exchange of Securities.  If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  Trustee to Sign Amendments, etc.  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article 9; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate of the Issuer each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer and the Company enforceable against them in accordance with its terms (subject to customary exceptions).

ARTICLE 10

Subordination of Securities

SECTION 10.01.  Securities Subordinated to Senior Debt.  The Issuer covenants and agrees, and the Trustee and each Holder by accepting a Security likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 10; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities by the Issuer shall, to the extent and in the manner set forth in this Article 10, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Debt, whether outstanding on the Issue Date or thereafter incurred.

SECTION 10.02.  No Payment on Securities in Certain Circumstances.  (a)  No direct or indirect payment by or on behalf of the Issuer of principal of or interest on the Securities, including any deposit to the defeasance trust pursuant to Section 8.03, whether pursuant to the terms of the Securities, upon acceleration, pursuant to an Asset Sale Offer or Change of Control Offer or otherwise, shall be made to the Holders (except that Holders may receive and retain payments made from the defeasance trust described under Article 8) if (i) a default in the payment of the principal of or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a written notice of such other default (a “Payment Blockage Notice”) from the Issuer or the holders of any Designated Senior Debt (with a copy to the Issuer) until all Obligations with respect to such Designated Senior Debt are paid in full in cash; provided, that payments on the Securities shall be resumed (x) in the case of a payment default, upon the date on which such default is cured, waived or ceases to exist and (y) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist and 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee (such period being referred to herein as the “Payment Blockage Period”), unless the maturity of any Designated Senior Debt has been accelerated (and written notice of such acceleration has been received by the Trustee).

Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and (y) not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Trustee of such Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

(b)  In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Debt that such prohibited payment has been made, the holders of such Designated Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Debt, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Debt.

SECTION 10.03.  Payment Over of Proceeds upon Dissolution, etc.  (a)  Upon any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or liquidation or reorganization of the Issuer, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings, an assignment for the benefit of creditors or any marshaling of the Issuer’s assets, the holders of Senior Debt of the Issuer shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt before the Holders or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Issuer of the principal of or interest on the Securities, or any payment by the Issuer to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities (except that the Holders may receive and retain (I) Permitted Junior Securities and (II) payments made from the defeasance trust described under Article 8).  Before any payment (other than Permitted Junior Securities or by virtue of the defeasance trust) may be made by, or on behalf of, the Issuer of the principal of or interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(b)  In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 10.03(a) and before all Obligations in respect of Senior Debt are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt of the Issuer (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt; provided that the Trustee shall be entitled to receive from the holders of such Senior Debt written notice of the amounts owing on such Senior Debt.

The consolidation of the Issuer with, or the merger of the Issuer with or into, another Person or the liquidation or dissolution of the Issuer following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Article 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5.

SECTION 10.04.  Subrogation.  Upon the payment in full in cash of all Senior Debt of the Issuer, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Issuer made on such Senior Debt until the principal of and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article 10, and no payment over pursuant to the provisions of this Article 10 to the holders of Senior Debt by Holders of the Securities or the Trustee on their behalf shall, as between the Issuer, its creditors other than holders of

Senior Debt, and the Holders of the Securities, be deemed to be a payment by the Issuer to or on account of the Senior Debt. It is understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under Senior Debt, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of any Senior Debt in excess of the amount required to make payment in full, or provision for payment, of such Senior Debt.

SECTION 10.05.  Obligations of Issuer Unconditional.  Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Issuer and the Holders of the Securities, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Issuer other than the holders of Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Debt in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

Without limiting the generality of the foregoing, nothing contained in this Article 10 shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Article 6 or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from the Issuer of principal of or interest on the Securities.

SECTION 10.06.  Notice to Trustee.  The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 10. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Issuer, or by a holder of Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article 7, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 10.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Issuer and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 10.06 shall limit the right of the holders of Senior Debt to recover payments as contemplated by Section 10.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.07.  Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets or securities referred to in this Article 10, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.08.  Trustee’s Relation to Senior Debt.  The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Issuer or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article 10 or otherwise.

SECTION 10.09.  Subordination Rights Not Impaired by Acts or Omissions of the Issuer or Holders of Senior Debt.  No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act, including any amendment to this Article 10 without the consent of the holders of such Senior Debt, or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article 10 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

SECTION 10.10.  Securityholders Authorize Trustee to Effectuate Subordination of Securities.  Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on its or his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10, and appoints the Trustee its or his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Issuer, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 10.11.  This Article Not to Prevent Events of Default.  The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of an Event of Default specified in Section 6.01.

SECTION 10.12.  Trustee’s Compensation Not Prejudiced.  Nothing in this Article 10 shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 10.13.  No Waiver of Subordination Provisions.  Without in any way limiting the generality of Section 10.09, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Issuer and any other Person.

SECTION 10.14.  Subordination Provisions Not Applicable to Assets Held in Trust for Securityholders; Payments May be Paid Prior to Dissolution.  All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article 8 shall be for the sole benefit of the Holders and shall not be subject to this Article 10.

Nothing contained in this Article 10 or elsewhere in this Indenture shall prevent (i) the Issuer, except under the conditions described in Section 10.02, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Issuer’s and the Guarantors’ Obligations under the Securities and this Indenture as provided in Article 8 or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 10.02(b) or in Section 10.06. The Issuer shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Issuer.

SECTION 10.15.  Acceleration of Securities.  If payment of the Securities is accelerated because of an Event of Default, the Issuer (or the Trustee at the direction of the Issuer) shall promptly notify the holders of Designated Senior Debt of the Issuer (or the representative of such Designated Senior Debt) of the acceleration.

ARTICLE 11

Guarantee of Securities

SECTION 11.01.  Unconditional Guarantee.  Each of the Guarantors hereby, jointly and severally and unconditionally guarantees, on a senior subordinated basis (such guarantee to be referred to herein as a “Guarantee”) to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (a) the principal of and interest on the Securities shall be promptly paid in full when due (subject to any applicable grace periods) whether at maturity, upon redemption, upon repurchase at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other Obligations of the Issuer to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, subject, however, in the case of (a) and (b) to the limitations set forth in Section 11.04. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or under the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Issuer.

Each of the Guarantors hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the Obligations contained in the Securities, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (b) in the event of any acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

No stockholder, officer, director, employee, agent or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee, agent or incorporator.

Each Guarantor (other than the Company) that makes a payment or distribution under its Guarantee will be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor (other than the Company), determined in accordance with GAAP.

SECTION 11.02.  Limitations on Guarantees.  The Obligations of each Guarantor (other than the Obligations of the Company under its Guarantee) will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under any laws of the United States, any state or territory of the United States or the District of Columbia.

SECTION 11.03.  Execution and Delivery.

Each of the Guarantors hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect (unless released in accordance with

Section 11.04) notwithstanding any failure to endorse on any Security a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture no longer holds that or any office at the time the Trustee authenticates any Security, such Guarantor’s Guarantee of such Security shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 11.04.  Release of a Guarantor.  (a)  Upon (i) the sale or disposition of all of the Capital Stock of a Guarantor (other than the Company) by the Company in compliance with Section 4.16 or the consolidation or merger of a Guarantor with or into any Person in compliance with Article 5, in each case, (A) other than to the Company or an Affiliate of the Company and (B) in a transaction following which all liability of such Guarantor with respect to Indebtedness of the Issuer and the Company shall have been released by the holders of such Indebtedness or (ii) the liquidation or dissolution of any Guarantor (other than the Company) in accordance with this Indenture, such Guarantor’s Guarantee pursuant to this Article 11 shall be released, and such Guarantor shall be deemed released from all Obligations under this Indenture and the Securities without any further action required on the part of the Trustee or any Holder. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article 11. Concurrently with the defeasance or satisfaction and discharge of the Securities under Article 8 hereof, the Guarantors shall be released from all of their obligations under this Indenture and the Securities. In addition, a Guarantor’s Guarantee will also be released and such Guarantor will also be released from all Obligations under this Indenture and the Securities if such Guarantor (1) is released from any and all guarantees of Indebtedness of the Issuer and the Company and (2) if such Guarantor will remain a Subsidiary of the Company, it has no other outstanding Indebtedness other than Indebtedness which could be incurred by a Restricted Subsidiary that is not a Guarantor of the Securities on the date of the proposed release of such Guarantor’s Guarantee.

(b)  The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Issuer or such Guarantor accompanied by an Officers’ Certificate of the Issuer and, upon request, an Opinion of Counsel certifying as to the compliance with this Section 11.04; provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers’ Certificates of the Issuer.

The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its Obligations under its Guarantee pursuant to this Article 11.

Except as set forth in Articles 4 and 5 and this Section 11.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

SECTION 11.05.  Waiver of Subrogation.  Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer’s Obligations under the Securities or this Indenture and such Guarantor’s Obligations under its Guarantee under this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the Obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

SECTION 11.06.  Obligations Continuing.  Subject to Section 11.04, the Obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Obligations have been paid and satisfied in full.

SECTION 11.07.  Obligations Reinstated.  Subject to Section 11.04, the Obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the Obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer, all such Obligations otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 11.08.  Waiver.  Without in any way limiting the provisions of Section 11.01, each Guarantor hereby waives notice or proof of reliance by the Holders upon the Obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest or notice of dishonor of any of the Obligations.

SECTION 11.09.  No Obligation to Take Action Against the Issuer.  Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Issuer or any other Person or any property of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and Obligations under this Indenture.

SECTION 11.10.  Default and Enforcement.  If any Guarantor fails to pay in accordance with Section 11.01, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor’s Obligations hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the Obligations under this Indenture.

SECTION 11.11.  Amendment, Etc.  No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee, other than a release pursuant to Section 11.04.

SECTION 11.12.  Acknowledgment.  Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Securities and consents to and approves of the same.

SECTION 11.13.  Costs and Expenses.  Each Guarantor shall pay on demand by the Trustee any and all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and disbursements) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 11.14.  No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee under this Indenture, the Securities and any other document or instrument between a Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 11.15.  Successors and Assigns.  Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its Obligations hereunder.

SECTION 11.16.  Contribution.  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor other than the Company (such Guarantor, a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to contribution from all other Guarantors in a pro rata amount based on the net assets (determined in accordance with GAAP) of each Guarantor (including the Funding Guarantor) other than the Company for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer’s Obligations with respect to the Securities or any other Guarantor’s Obligations with respect to its Guarantee hereunder.

SECTION 11.17.  Future Guarantors.  The Company shall cause each of its Restricted Subsidiaries to the extent required by Section 4.19, in each case, to execute and deliver a supplemental indenture and thereby become a Guarantor bound by the Guarantee of the Securities on the terms set forth in this Article 11; provided that no Subsidiary organized outside the United States of America and no Unrestricted Subsidiary shall be required to become a Guarantor.

ARTICLE 12

Subordination of Guarantee

SECTION 12.01.  Guarantee Obligations Subordinated to Senior Debt.  Each Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by its or his acceptance thereof likewise covenant and agree, that all Guarantees shall be issued subject to the provisions of this Article 12; and each Person holding any Guarantee, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities pursuant to the Guarantee made by or on behalf of such Guarantor shall, to the extent and in the manner set forth in this Article 12, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under such Guarantor’s Senior Debt, whether outstanding on the Issue Date or thereafter incurred.

SECTION 12.02.  No Payment on Guarantee in Certain Circumstances.  (a)  No direct or indirect payment by or on behalf of any Guarantor of principal of or interest on the Securities, whether pursuant to the terms of the Securities or the Guarantees, including any deposit to the defeasance trust pursuant to Section 8.03, upon acceleration, pursuant to an Asset Sale Offer or Change of Control Offer or otherwise, shall be made to the Holders of Securities (except that holders of Securities may receive and retain payments made from the defeasance trust described under Article 8) if (i) a default in the payment of the principal of or interest on Designated Senior Debt of such Guarantor occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt of such Guarantor that permits holders of the Designated Senior Debt of such Guarantor as to which such default relates to accelerate its maturity and the Trustee receives a written notice of such other default (a “Guarantor Payment Blockage Notice”) from the Issuer or a Guarantor or the holders of any such Designated Senior Debt (with a copy to the Issuer) until all Obligations with respect to such Designated Senior Debt are paid in full in cash; provided, that payments on the Securities shall be resumed (x) in the case of a payment default, upon the date on which such default is cured, waived or ceases to exist and (y) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist and 179 days after the date on which the applicable Guarantor Payment Blockage Notice is received by the Trustee (such period being referred to herein as the “Guarantor Payment Blockage Period”), unless the maturity of any such Designated Senior Debt has been accelerated (and written notice of such acceleration has been received by the Trustee).

Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Guarantor Payment Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice in respect thereof was given and (y) not more than one Guarantor Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No nonpayment default that existed or was continuing on the date of delivery of any Guarantor Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantor Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Trustee of such Guarantor Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

(b)  In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Designated Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of such Designated Senior Debt that such prohibited payment has been made, the holders of such Designated Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on such Designated Senior Debt, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Designated Senior Debt.

SECTION 12.03.  Payment Over of Proceeds upon Dissolution, etc.  (a)  Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings, an assignment for the benefit of creditors or any marshaling of such Guarantor’s assets, the holders of Senior Debt of such Guarantor shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by such Guarantor of the principal of or interest on the Securities pursuant to its Guarantee, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities (except that Holders may receive and retain (I) Permitted Junior Securities and (II) payments made from the defeasance trust described under Article 8). Before any payment (other than Permitted Junior Securities or by virtue of the defeasance trust) may be made by, or on behalf of, any Guarantor of the principal of or interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Senior Debt held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(b)  In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of a Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.03(a) and before all Obligations in respect of the Senior Debt of such Guarantor are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt; provided that the Trustee shall be entitled to receive from the holders of Senior Debt written notice of the amounts owing on the Senior Debt.

The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Article 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5.

SECTION 12.04.  Subrogation.  Upon the payment in full in cash of all Senior Debt of a Guarantor, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of such Guarantor made on Senior Debt of such Guarantor until the principal of and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article 12, and no payment over pursuant to the provisions of this Article 12 to the holders of the Senior Debt by Holders of the Securities or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Senior Debt of such Guarantor, and the Holders of the Securities, be deemed to be a payment by such Guarantor to or on account of the Senior Debt of such

Guarantor. It is understood that the provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt, on the other hand.

If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article 12 shall have been applied, pursuant to the provisions of this Article 12, to the payment of all amounts payable under Senior Debt, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full, or provision for payment, of such Senior Debt.

SECTION 12.05.  Obligations of Guarantor Unconditional.  Nothing contained in this Article 12 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between any Guarantor and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms of its Guarantee, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Guarantors other than the holders of Senior Debt of the Guarantors, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Debt of the Guarantors in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

Without limiting the generality of the foregoing, nothing contained in this Article 12 shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt of any Guarantor then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest on the Securities pursuant to such Guarantor’s Guarantee.

SECTION 12.06.  Notice to Trustee.  The Issuer and the Guarantors shall give prompt written notice to the Trustee of any fact known to the Issuer or the Guarantors which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees pursuant to the provisions of this Article 12. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Debt of the Guarantors or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Issuer or a Guarantor, or by a holder of Senior Debt of a Guarantor or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article 7, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 12.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Guarantors and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.06 shall limit the right of the holders of Senior Debt of the Guarantors to recover payments as contemplated by Section 12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of a Guarantor (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of Senior Debt of a Guarantor or a trustee or representative on behalf of any such holder.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt of the Guarantors to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Guarantors held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.07.  Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets or securities of any Guarantor referred to in this Article 12, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.08.  Trustee’s Relation to Senior Debt of Guarantors.  The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt of the Guarantors which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt of the Guarantors, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

With respect to the holders of Senior Debt of the Guarantors, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Guarantors. The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Issuer or to any other Person cash, property or securities to which any holders of Senior Debt of the Guarantors shall be entitled by virtue of this Article 12 or otherwise.

SECTION 12.09.  Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of their Senior Debt.  No right of any present or future holders of any Senior Debt of the Guarantors to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act, including any amendment to this Article 12 without the consent of the holders of such Senior Debt, or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article 12 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt of the Guarantors.

SECTION 12.10.  Securityholders Authorize Trustee to Effectuate Subordination of Guarantees.  Each Holder of Securities by its or his acceptance of such Securities authorizes and expressly directs the Trustee on its or his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 12, and appoints the Trustee its or his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 12.11.  This Article Not to Prevent Events of Default.  The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article 12 shall not be construed as preventing the occurrence of an Event of Default specified in Section 6.01.

SECTION 12.12.  Trustee’s Compensation Not Prejudiced.  Nothing in this Article 12 shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 12.13.  No Waiver of Guarantee Subordination Provisions.  Without in any way limiting the generality of Section 12.09, the holders of Senior Debt of the Guarantors may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders of the Securities to the holders of such Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt of the Guarantors is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Debt; (c) release any Person liable in any manner for the collection of such Senior Debt; and (d) exercise or refrain from exercising any rights against the Guarantor and any other Person.

SECTION 12.14.  Payments May be Paid Prior to Dissolution.  Nothing contained in this Article 12 or elsewhere in this Indenture shall prevent (i) the Guarantors, except under the conditions described in Section 12.02, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Guarantors’ obligations under the Securities and this Indenture as provided in Article 8, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.02(b) or in Section 12.06. The Issuer shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of any Guarantor.

ARTICLE 13

Miscellaneous

SECTION 13.01.  TIA Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 13.02.  Notices.  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier, by reputable overnight delivery service, or registered mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuer, the Company or any other Guarantor:

c/o Scientific Games Corporation
750 Lexington Avenue, 25th Floor
New York, New York 10022

Attention: Ira H. Raphaelson, Esq.

Facsimile: (212) 754-2372

with a copy to

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022-4834

Attention: Marc D. Jaffe, Esq.

Facsimile: (212) 751-4864

if to the Trustee:

The Bank of Nova Scotia Trust Company of New York
1 Liberty Plaza
New York, NY 10006

Attention: Corporate Trust Administration

Facsimile: (212) 225-5436

Each of the Issuer, the Guarantors and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; one (1) Business Day after mailing by reputable overnight courier; and five (5) calendar days after mailing if sent by registered mail, postage prepaid (except that, notwithstanding the foregoing, a notice of change of address shall not be deemed to have been given until actually received by the addressee). Notice to the Trustee shall be deemed given when actually received by the Trustee.

Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.  Communications by Holders with Other Holders.  Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(1)  an Officers’ Certificate of the Issuer stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate of the Issuer required by Section 4.08(a), shall include:

(1)  a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)  a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)  a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.  The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.  Legal Holidays.  A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.08.  Governing Law.  THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the

State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

SECTION 13.09.  No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of the Company’s Subsidiaries (including the Issuer). Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.  No Recourse Against Others.  A director, officer, employee, stockholder or incorporator, as such, of the Issuer or any Guarantor shall not have any liability for any Obligations of the Issuer or any Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 13.11.  Successors.  All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.12.  Duplicate Originals.  All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13.  Severability.  In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

SCIENTIFIC GAMES INTERNATIONAL, INC.

/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President, General Counsel & Secretary

SCIENTIFIC GAMES CORPORATION

/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President, General Counsel & Secretary

AUTOTOTE ENTERPRISES, INC.

/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President, General Counsel & Secretary

SCIENTIFIC GAMES PRODUCTS, INC.

/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President & Secretary

SCIENTIFIC GAMES SA, INC.

/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: General Counsel & Secretary

MDI ENTERTAINMENT, LLC

By: Scientific Games International, Inc., as Sole Member

/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President, General Counsel & Secretary

SCIENTIFIC GAMES RACING, LLC

/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President, General Counsel & Secretary

TRACKPLAY LLC

By: Scientific Games Racing, LLC, as Sole Member

/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President, General Counsel & Secretary

SG RACING, INC.

/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President & Secretary

AUTOTOTE GAMING, INC.

/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President & Secretary

THE TRUSTEE:

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

/s/ Warren A. Goshine
Name: Warren A. Goshine
Title: Vice President

APPENDIX A

PROVISIONS RELATING TO INITIAL SECURITIES,
ADDITIONAL SECURITIES,
AND EXCHANGE SECURITIES

1.  Definitions

1.1  Definitions

Capitalized terms used in this Appendix and not otherwise defined shall have the meanings provided in the Indenture.  For the purposes of this Appendix A and the Indenture as a whole, the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depositary” means The Depository Trust Company, its nominees and their respective successors or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Exchange Securities” means (1) the 9.250% Senior Subordinated Notes due 2019 issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the Commission under the Securities Act.

“Global Securities Legend” means the legend set forth under that caption in Exhibit 1 to this Appendix.

“Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Cowen and Company, LLC, Daiwa Securities America Inc., HSBC Securities (USA) Inc., ING Financial Markets LLC, Mitsubishi UFJ Securities (USA), Inc., Scotia Capital (USA), Inc. and UniCredit Capital Markets, Inc. and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Initial Securities” means (1) $225.0 million aggregate principal amount of 9.250% Senior Subordinated Notes due 2019 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated as of May 18, 2009, among the Issuer, the Company, the Guarantors party thereto and the representatives for the Initial Purchasers and (2) any other similar purchase or underwriting agreement relating to Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Issuer, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated May 21, 2009, among the Issuer, the Guarantors party thereto and the representatives for the Initial Purchasers and (2) any other similar Registration Rights Agreement relating to Additional Securities.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Securities Legend” means the legend set forth in Section 2.3(e)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a registration statement filed by the Issuer in connection with the offer and sale of Initial Securities pursuant to a Registration Rights Agreement.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

1.2  Other Definitions

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Global Security”	2.1(b)
“Regulation S Global Security”	2.1(b)
“Rule 144A Global Security”	2.1(b)

2.  The Securities

2.1  Form and Dating

(a)  The Initial Securities issued on the date hereof will be (i) offered and sold by the Issuer pursuant to a Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S.  Such Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.  Additional Securities offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

(b)  Global Securities.  Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the “Regulation S Global Security”), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.  Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security or any other Security without a Restricted Securities Legend until the expiration of the Distribution Compliance Period.  The Rule 144A Global Security and the Regulation S Global Security are each referred to herein as a “Global Security” and are collectively referred to herein as “Global Securities”; provided that the term “Global Security” when used in Sections 2.1(b), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee.

(c)  Book-Entry Provisions.  This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture, and pursuant to an authentication order delivered to the Trustee pursuant to Section 2.02 of this Indenture, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer (including any Agent) or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer (including any Agent) or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(d)  Definitive Securities.  Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

2.2  Authentication of Exchange Securities.  The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by two Officers Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto.  Such order shall specify the amount of the Securities to be authenticated and the date the Exchange Securities are to be authenticated.  The aggregate principal amount of Securities that may be outstanding at any time is unlimited.

2.3  Transfer and Exchange.  (a)  Transfer and Exchange of Definitive Securities.  When Definitive Securities are presented to the Registrar with a request:

(i)  to register the transfer of such Definitive Securities; or

(ii)  to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(1)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)  in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

(A)  if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

(B)  if such Definitive Securities are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

(C)  if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Issuer so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in Section 2.3(e)(i).

(b)  Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security.  A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A or (2) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act;

(ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i); and

(iii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled.  If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Issuer shall issue and the Trustee shall authenticate, in accordance with Section 2.02 of this Indenture, a new Global Security in the appropriate principal amount.

(c)  Transfer and Exchange of Global Securities.  (i)  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.  Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse of the Initial Securities to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act.

(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)  Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv)  In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)  Restrictions on Transfer of Regulation S Global Security.  (i) Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Global Security may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (1) to the Issuer, (2) so long as such Security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (5) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.  Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A.  Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.

(ii)  Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

(e)  Legend.

(i)  Except as permitted by the following paragraphs (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE

LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.  IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)  Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

(iii)  After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to the Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such Initial Securities be issued in global form shall continue to apply.

(iv)  Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(v)  Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

(vi)  Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(f)  Cancelation or Adjustment of Global Security.  At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee.  At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)  Obligations with Respect to Transfers and Exchanges of Securities.

(i)  To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.06, 3.06, 4.16 and 9.05 of this Indenture).

(iii)  Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(h)  No Obligation of the Trustee.

(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates, opinions and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4  Definitive Securities

(a)  A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global

Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b)  Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.  Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any greater integral multiple of $1,000 thereof and registered in such names as the Depositary shall direct.  Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

(c)  Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)  In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

EXHIBIT 1

To

APPENDIX A

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON

WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.  IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

 [Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.	$

CUSIP No.

9.250% Senior Subordinated Notes due 2019

Scientific Games International, Inc., a Delaware corporation, promises to pay to [               ] or registered assigns, the principal sum of [$         ] Dollars [as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with the Indenture](1) on June 15, 2019.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Additional provisions of this Security are set forth on the other side of this Security.

SCIENTIFIC GAMES INTERNATIONAL, INC.

By

Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By

Authorized Signatory

(1) Insert if a global security.

EXHIBIT A

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

9.250% Senior Subordinated Notes due 2019

1.     Interest

SCIENTIFIC GAMES INTERNATIONAL, INC., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if either (i) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 90th day after the Issue Date (the “Target Exchange Offer Filing Date”) or (ii) the Exchange Offer (as defined in the Registration Rights Agreement) is not completed or the Shelf Registration Statement, if required pursuant to Section 2(b) of the Registration Rights Agreement, does not become effective on or prior to February 15, 2010 (the “Target Registration Date”), or (iii) the Shelf Registration Statement, if required by the Registration Rights Agreement, has become effective and thereafter either ceases to be effective or the Prospectus (as defined in the Registration Rights Agreement) contained therein ceases to be usable, in each case whether or not permitted by the Registration Rights Agreement, at any time during the Shelf Effectiveness Period (as defined in the Registration Rights Agreement), and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period (each such event referred to in clauses (i), (ii) and (iii), a “Registration Default”), additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured; provided, further, that in the event that the chief executive officer of the Company has determined, in the good faith exercise of his reasonable business judgment, that filing the Exchange Offer Registration Statement, or causing the completion of the Exchange Offer or the effectiveness of the Shelf Registration Statement would require the Issuer and the Guarantors to disclose a material financing, acquisition, disposition or other corporate development and that such disclosure is not in the best interests of the Issuer and the Guarantors, the Target Exchange Offer Filing Date or the Target Registration Date, as applicable, shall be suspended for up to 90 days as long as such condition exists. All references in this Security and in the Indenture to interest payable on any Security shall include any such additional interest.  The Issuer will pay interest semi-annually on June 15 and December 15 of each year (each an “Interest Payment Date”), commencing December 15, 2009. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 21, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest at the rate of interest then borne by the Securities on overdue installments of principal and on overdue installments of interest to the extent lawful as provided in the Indenture.

2.     Method of Payment

The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled after such Record Date and before the corresponding Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Issuer may pay principal and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.     Paying Agent and Registrar

Initially, The Bank of Nova Scotia Trust Company of New York (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer, the Company or any of the Company’s Subsidiaries may act as Registrar or Paying Agent.

4.     Indenture

The Issuer issued the Securities under an Indenture, dated as of May 21, 2009 (the “Indenture”), by and among the Issuer, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA and as it may be amended from time to time. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Securities are senior subordinated obligations of the Issuer initially limited in aggregate principal amount to $225,000,000 on the Issue Date, and, subject to compliance with Section 4.04 of the Indenture, unlimited in aggregate principal amount thereafter.

5.     Optional Redemption

On and after June 15, 2014, the Issuer will be entitled, at its option on one or more occasions, to redeem all or any portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 15 of the years set forth below, plus, in each case, accrued and unpaid interest to the Redemption Date:

Period	Percentage
2014	104.625%
2015	103.083%
2016	101.542%
2017 and thereafter	100.000%

6.     Optional Redemption upon Equity Offering

On or prior to June 15, 2012, the Issuer may, at its option on one or more occasions, redeem up to 35% of the initially outstanding aggregate principal amount of the Securities (which includes Additional Securities, if any) with the net cash proceeds contributed to the capital of the Issuer from one or more Equity Offerings, at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided, however, that:

(1)           at least 65% of the initially outstanding aggregate principal amount of the Securities (which includes Additional Securities, if any) remains outstanding immediately after any such redemption; and

(2)           each such redemption occurs within 120 days after the date of the related Equity Offering.

As used in the preceding paragraph, “Equity Offering” means any private or public offering of Qualified Capital Stock of the Company.

7.     Redemption at Make-Whole Premium

At any time prior to June 15, 2014, the Issuer may redeem all or any portion of the Securities on one or more occasions upon not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption subject to the rights of Holders of Securities on the relevant Record Dates occurring prior to the Redemption Date to receive interest due on the relevant Interest Payment Date.

As used in the preceding paragraph the following terms have the following meanings:

“Applicable Premium” means, with respect to any Security on any Redemption Date, the greater of:

(a) 1.0% of the principal amount of such Security; and

(b) the excess, if any, of:

(1) the present value at such Redemption Date of (i) the Redemption Price of the Security at June 15, 2014 (such Redemption Price being set forth in the table appearing under Paragraph 5 of the Securities) plus (ii) all required interest payments due on the Security through June 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(2) the principal amount of the Security.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 15, 2014; provided that, if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.  The United States Treasury security used to calculate the Treasury Rate shall be selected by the Quotation Agent.

“Quotation Agent” means a nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.

8.     Disposition or Redemption Pursuant to Gaming Laws

At any time any Holder or beneficial owner of Securities is determined to be a Disqualified Holder, then the Issuer will have the right, at its option:

(1)           to require such Holder or beneficial owner to dispose of all or a portion of its Securities within 60 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of the relevant notice of finding by the applicable Gaming Authority; or

(2)           to redeem all or a portion of the Securities of such Holder or beneficial owner upon not less than 30 nor more than 60 days’ notice at a Redemption Price equal to the lesser of:

(a)           the principal amount thereof, and

(b)           the price at which such Holder or beneficial owner acquired the Securities,

together with, in the case of either clause (a) or (b), accrued and unpaid interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority (subject to the rights of Holders of Securities on the relevant Record Dates occurring prior to such Redemption Date to receive interest due on the relevant Interest Payment Date);

provided, however, that if such Gaming Authority restricts the Redemption Price to a lesser amount then such lesser amount will be the Redemption Price.

Immediately upon a determination by a Gaming Authority that a Holder or beneficial owner of Securities (or an Affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability, the Holder or beneficial owner will, to the extent required by applicable Gaming Laws, have no further rights with respect to the Securities to:

(1)           exercise, directly or indirectly, through any person, any right conferred by the Securities; or

(2)           receive any interest or any other distribution or payment with respect to the Securities, except the redemption price.

The Issuer will notify the Trustee in writing of any such redemption as soon as practicable.  The Holder or beneficial owner (or an Affiliate thereof) applying for a license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

As used in the preceding paragraph the following terms have the following meanings:

“Disqualified Holder” means any Holder or beneficial owner of the Securities (i) who is requested or required pursuant to any Gaming Law to appear before, or submit to the jurisdiction of, or provide information to, any Gaming Authority and either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time or (ii) who is determined or shall have been determined by any Gaming Authority not to be suitable or qualified with respect to holding the Securities.

“Gaming Authority” means any government, court, or federal, state, local, international or foreign governmental, administrative or regulatory or licensing body, agency, authority or official, which regulates or has authority over, including to issue or grant a license, contract, franchise or regulatory approval with respect to, any form of gaming activities (or proposed gaming activities) and related activities conducted by the Issuer or any of its Affiliates, including, without limitation, lottery, pari-mutuel wagering, sports wagering and video gaming activities.

“Gaming Law” means any federal, state, local, international or foreign law, statute, order, ordinance or interpretation pursuant to which any Gaming Authority possesses or asserts regulatory or licensing authority over gaming and related activities.

9.     Notice of Redemption

Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder’s registered address. Securities in denominations larger than $2,000 may be redeemed in part.

Except as set forth in the Indenture, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Securities called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Securities will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any, to the Redemption Date.

10.   Offers to Purchase

Sections 4.15 and 4.16 of the Indenture provide that upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Issuer will make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

11.   Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $2,000 and greater integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption, except the unredeemed portion of any Security being redeemed in part.

12.   Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

13.   Unclaimed Funds

If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Issuer at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.   Legal Defeasance and Covenant Defeasance

The Issuer may be discharged from its Obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its Obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

15.   Amendment; Supplement; Waiver

Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder in any material respect.

16.   Restrictive Covenants

The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, create certain liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Issuer or the Company. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such covenants.

17.   Subordination

The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior payment in full in cash of all Senior Debt, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

18.   Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare the principal of and accrued interest on all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

19.   Trustee Dealings with Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, the Company, the Subsidiaries of the Company or their respective Affiliates as if it were not the Trustee.

20.   No Recourse Against Others

No stockholder, director, officer, employee or incorporator, as such, of the Issuer shall have any liability for any obligation of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such Obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21.   Authentication

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security by its manual signature.

22.   Guarantees

The payment by the Issuer of the principal of and interest on the Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Guarantors to the extent set forth in the Indenture.

23.   Abbreviations

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

24.   CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused a CUSIP number to be printed on the Securities as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

25.   Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.

The Issuer will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: Scientific Games International, Inc., c/o Scientific Games Corporation, 750 Lexington Avenue, 25th Floor, New York, New York 10022, Attn: Chief Financial Officer.

26.   Governing Law

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

1.                                       ☐                                    to the Issuer; or

2.                                       ☐                                    pursuant to an effective registration statement under the Securities Act of 1933; or

3.                                       ☐                                    inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

4.                                       ☐                                    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

5.                                       ☐                                    pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:

Signature of Signature Guarantee

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.15 (Change of Control) or 4.16 (Asset Sales) of the Indenture, check the box:

☐  Change of Control

☐  Asset Sales

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.15 or 4.16 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2
to
APPENDIX A

[FORM OF FACE OF EXCHANGE SECURITY]

*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A.]

**/[If the Security is an Exchange Security issued in a Registered Exchange Offer to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]

No.		$

CUSIP No.

9.250% Senior Subordinated Notes due 2019

Scientific Games International, Inc., a Delaware corporation, promises to pay to [               ] or registered assigns, the principal sum of [$        ] Dollars [as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with the Indenture](2) on June 15, 2019.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Additional provisions of this Security are set forth on the other side of this Security.

SCIENTIFIC GAMES INTERNATIONAL, INC.

By

Name:

Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

Dated:

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By

Authorized Signatory

(2) Insert if a global security.

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

9.250% Senior Subordinated Note due 2019

1.             Interest

SCIENTIFIC GAMES INTERNATIONAL, INC., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; provided, however, that if either (i) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 90th day after the Issue Date (the “Target Exchange Offer Filing Date”) or (ii) the Exchange Offer (as defined in the Registration Rights Agreement) is not completed or the Shelf Registration Statement, if required pursuant to Section 2(b) of the Registration Rights Agreement, does not become effective on or prior to February 15, 2010  (the “Target Registration Date”), or (iii) the Shelf Registration Statement, if required by the Registration Rights Agreement, has become effective and thereafter either ceases to be effective or the Prospectus (as defined in the Registration Rights Agreement) contained therein ceases to be usable, in each case whether or not permitted by the Registration Rights Agreement, at any time during the Shelf Effectiveness Period (as defined in the Registration Rights Agreement), and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period (each such event referred to in clauses (i), (ii) and (iii), a “Registration Default”), additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured; provided, further, that in the event that the chief executive officer of the Company has determined, in the good faith exercise of his reasonable business judgment, that filing the Exchange Offer Registration Statement, or causing the completion of the Exchange Offer or the effectiveness of the Shelf Registration Statement would require the Issuer and the Guarantors to disclose a material financing, acquisition, disposition or other corporate development and that such disclosure is not in the best interests of the Issuer and the Guarantors, the Target Exchange Offer Filing Date or the Target Registration Date, as applicable, shall be suspended for up to 90 days as long as such condition exists. All references in this Security and in the Indenture to interest payable on any Security shall include any such additional interest.](3)  The Issuer will pay interest semi-annually on June 15 and December 15 of each year (each an “Interest Payment Date”), commencing December 15, 2009. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 21, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(3) Insert if at the date of issuance of the Exchange Security any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

The Issuer shall pay interest at the rate of interest then borne by the Securities on overdue installments of principal and on overdue installments of interest to the extent lawful as provided in the Indenture.

2.     Method of Payment

The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled after such Record Date and before the corresponding Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Issuer may pay principal and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.     Paying Agent and Registrar

Initially, The Bank of Nova Scotia Trust Company of New York (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer, the Company or any of the Company’s Subsidiaries may act as Registrar or Paying Agent.

4.     Indenture

The Issuer issued the Securities under an Indenture, dated as of May 21, 2009 (the “Indenture”), by and among the Issuer, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA and as it may be amended from time to time. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Securities are senior subordinated obligations of the Issuer initially limited in aggregate principal amount to $225,000,000 on the Issue Date, and, subject to compliance with Section 4.04 of the Indenture, unlimited in aggregate principal amount thereafter.

5.     Optional Redemption

On and after June 15, 2014, the Issuer will be entitled, at its option on one or more occasions, to redeem all or any portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on

June 15 of the years set forth below, plus, in each case, accrued and unpaid interest to the Redemption Date:

Period	Percentage

2014	104.625%
2015	103.083%
2016	101.542%
2017 and thereafter	100.000%

6.     Optional Redemption upon Equity Offering

On or prior to June 15, 2012, the Issuer may, at its option on one or more occasions, redeem up to 35% of the initially outstanding aggregate principal amount of the Securities (which includes Additional Securities, if any) with the net cash proceeds contributed to the capital of the Issuer from one or more Equity Offerings, at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided, however, that:

(1)           at least 65% of the initially outstanding aggregate principal amount of the Securities (which includes Additional Securities, if any) remains outstanding immediately after any such redemption; and

(2)           each such redemption occurs within 120 days after the date of the related Equity Offering.

As used in the preceding paragraph, “Equity Offering” means any private or public offering of Qualified Capital Stock of the Company.

7.     Redemption at Make-Whole Premium

At any time prior to June 15, 2014, the Issuer may redeem all or any portion of the Securities on one or more occasions upon not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption subject to the rights of Holders of Securities on the relevant Record Dates occurring prior to the Redemption Date to receive interest due on the relevant Interest Payment Date.

As used in the preceding paragraph the following terms have the following meanings:

“Applicable Premium” means, with respect to any Security on any Redemption Date, the greater of:

(a) 1.0% of the principal amount of such Security; and

(b) the excess, if any, of:

(1) the present value at such Redemption Date of (i) the Redemption Price of the Security at June 15, 2014 (such Redemption Price being set forth in the table appearing under Paragraph 5 of the Securities) plus (ii) all required interest payments due on the Security through June 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(2) the principal amount of the Security.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 15, 2014; provided that, if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.  The United States Treasury security used to calculate the Treasury Rate shall be selected by the Quotation Agent.

“Quotation Agent” means a nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.

8.     Disposition or Redemption Pursuant to Gaming Laws

At any time any Holder or beneficial owner of Securities is determined to be a Disqualified Holder, then the Issuer will have the right, at its option:

(1)           to require such Holder or beneficial owner to dispose of all or a portion of its Securities within 60 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of the relevant notice of finding by the applicable Gaming Authority; or

(2)           to redeem all or a portion of the Securities of such Holder or beneficial owner upon not less than 30 nor more than 60 days’ notice at a Redemption Price equal to the lesser of:

(a)           the principal amount thereof, and

(b)           the price at which such Holder or beneficial owner acquired the Securities,

together with, in the case of either clause (a) or (b), accrued and unpaid interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority (subject to the rights of Holders of Securities on the relevant Record Dates occurring prior to such Redemption Date to receive interest due on the relevant Interest Payment Date); provided, however, that if such Gaming Authority restricts the Redemption Price to a lesser amount then such lesser amount will be the Redemption Price.

Immediately upon a determination by a Gaming Authority that a Holder or beneficial owner of Securities (or an Affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability, the Holder or beneficial owner will, to the extent required by applicable Gaming Laws, have no further rights with respect to the Securities to:

(1)           exercise, directly or indirectly, through any person, any right conferred by the Securities; or

(2)           receive any interest or any other distribution or payment with respect to the Securities, except the redemption price.

The Issuer will notify the Trustee in writing of any such redemption as soon as practicable.  The Holder or beneficial owner (or an Affiliate thereof) applying for a license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

As used in the preceding paragraph the following terms have the following meanings:

“Disqualified Holder” means any Holder or beneficial owner of the Securities (i) who is requested or required pursuant to any Gaming Law to appear before, or submit to the jurisdiction of, or provide information to, any Gaming Authority and either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time or (ii) who is determined or shall have been determined by any Gaming Authority not to be suitable or qualified with respect to holding the Securities.

“Gaming Authority” means any government, court, or federal, state, local, international or foreign governmental, administrative or regulatory or licensing body, agency, authority or official, which regulates or has authority over, including to issue or grant a license, contract, franchise or regulatory approval with respect to, any form of gaming activities (or proposed gaming activities) and related activities conducted by the Issuer or any of its Affiliates, including, without limitation, lottery, pari-mutuel wagering, sports wagering and video gaming activities.

“Gaming Law” means any federal, state, local, international or foreign law, statute, order, ordinance or interpretation pursuant to which any Gaming Authority possesses or asserts regulatory or licensing authority over gaming and related activities.

9.     Notice of Redemption

Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder’s registered address. Securities in denominations larger than $2,000 may be redeemed in part.

Except as set forth in the Indenture, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Securities called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Securities will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any, to the Redemption Date.

10.   Offers to Purchase

Sections 4.15 and 4.16 of the Indenture provide that upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Issuer will make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

11.   Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $2,000 and greater integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption, except the unredeemed portion of any Security being redeemed in part.

12.   Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

13.   Unclaimed Funds

If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Issuer at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.   Legal Defeasance and Covenant Defeasance

The Issuer may be discharged from its Obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its Obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

15.   Amendment; Supplement; Waiver

Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder in any material respect.

16.   Restrictive Covenants

The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, create certain liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Issuer or the Company. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such covenants.

17.   Subordination

The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior payment in full in cash of all Senior Debt, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

18.   Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare the principal of and accrued interest on all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

19.   Trustee Dealings with Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, the Company, the Subsidiaries of the Company or their respective Affiliates as if it were not the Trustee.

20.   No Recourse Against Others

No stockholder, director, officer, employee or incorporator, as such, of the Issuer shall have any liability for any obligation of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such Obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21.   Authentication

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security by its manual signature.

22.   Guarantees

The payment by the Issuer of the principal of and interest on the Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Guarantors to the extent set forth in the Indenture.

23.   Abbreviations

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

24.   CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused a CUSIP number to be printed on the Securities as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

The Issuer will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture.

[25.  Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.

The Issuer will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: Scientific Games International, Inc., c/o Scientific Games Corporation, 750 Lexington Avenue, 25th Floor, New York, New York 10022, Attn: Chief Financial Officer.](4)

26.   Governing Law

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Security.

(4) Delete if this Security is not being issued in exchange for an Initial Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.15 (Change of Control) or 4.16 (Asset Sales) of the Indenture, check the box:

☐  Change of Control

☐  Asset Sales

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.15 or 4.16 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.